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                                  EXHIBIT 2.1

                            SHARE PURCHASE AGREEMENT

                                    BETWEEN

                             REPAP ENTERPRISES INC.

                                      AND

                             TOLKO INDUSTRIES LTD.

                     DATED AS OF THE 18TH DAY OF JULY, 1997

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

                               TABLE OF CONTENTS

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ARTICLE I -- INTERPRETATION
1.1      Definitions.................................................       2
         (a)   Affiliate.............................................       2
         (b)   Agreement.............................................       2
         (c)   Arbitrator............................................       2
         (d)   Assets................................................       2
         (e)   Audited Financial Information.........................       3
         (f)    Auditor Calculations.................................       3
         (g)   Business..............................................       3
         (h)   Business Day..........................................       3
         (i)    Buyer................................................       3
         (j)    Claim Notice.........................................       4
         (k)   Closing...............................................       4
         (l)    Closing Date Financial Information...................       4
         (m)  Closing Date...........................................       4
         (n)   Competition Act.......................................       4
         (o)   Continuing Affiliate..................................       4
         (p)   Contracts.............................................       4
         (q)   Damage................................................       4
         (r)    Director.............................................       5
         (s)    Deductible...........................................       5
         (t)    Encumbrances.........................................       5
         (u)   Environmental Law.....................................       5
         (v)   Estimated Purchase Price..............................       5
         (w)   Ferrostaal Credit Facility............................       5
         (x)   Financial Damage Threshold............................       6
         (y)   Financial Statements..................................       6
         (z)   Forest Tenures........................................       6
         (aa)  GATX Amount...........................................       6
         (bb)  GATX Equipment Lease..................................       6
         (cc)  General Damage Threshold..............................       6
         (dd)  General Damage Threshold..............................       7
         (ee)  Indemnified Party.....................................       7
         (ff)   Indemnifying Party...................................       7
         (gg)  Interim Financial Information.........................       7
         (hh)  Leased and Licensed Assets............................       7
         (ii)   Lenders..............................................       7
         (jj)   Liabilities..........................................       7
         (kk)  Licence...............................................       7
         (ll)   Material Adverse Effect..............................       8
         (mm) New Certificate........................................       8
         (nn)  Notice Period.........................................       8
         (oo)  Operating Credit Agreement............................       8
         (pp)  Permitted Encumbrances................................       8
         (qq)  Person................................................       8
         (rr)   Personal Property....................................       9
         (ss)   Plan.................................................       9
         (tt)   Preferred Shares.....................................       9
         (uu)  Purchase Price........................................       9
         (vv)  Quarterly Financial Information.......................       9

                                        i
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
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         (ww) Real Property..........................................       9
         (xx)  Repap Manitoba Debt Payout Amount.....................       9
         (yy)  Repap Manitoba Debt Payout Direction..................       9
         (zz)  Repap Manitoba Debt Payout Statements.................      10
         (aaa) Shares................................................      10
         (bbb) Standby Loan Agreement................................      10
         (ccc) Surplus Plan..........................................      10
         (ddd) Tax Returns...........................................      10
         (eee) Taxes.................................................      10
         (fff)  Term Loan Agreement..................................      11
         (ggg) Third Party Claim Notice..............................      11
         (hhh) Total Adjustment......................................      11
         (iii)  Underfunded Plans....................................      11
         (jjj)  Working Capital......................................      11
1.2      Other Terms.................................................      12
1.3      Gender and Number...........................................      12
1.4      Currency....................................................      12
1.5      Schedules...................................................      12
ARTICLE II -- PURCHASE AND SALE OF SHARES............................      13
2.1      Purchase, Sale and Allotment of Shares......................      13
2.2      Working Capital and GATX Amount.............................      14
2.3      Actuarial Report............................................      14
2.4      Adjustment to Purchase Price................................      15
2.5      Closing.....................................................      17
2.6      Delivery and Payment........................................      17
2.7      Total Adjustment Calculation and Payout.....................      20
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF REPAP...............      21
3.1      Representations and Warranties of Repap.....................      21
         (a)   Incorporation and Qualification.......................      21
         (b)   Capitalization........................................      22
         (c)   Authority; Filings, Consents and Approvals............      23
         (d)   Absence of Changes....................................      24
         (e)   Financial Statements..................................      26
         (f)    Absence of Undisclosed Liabilities...................      27
         (g)   No Conflict...........................................      27
         (h)   Compliance............................................      28
         (i)    Litigation...........................................      29
         (j)    Trademark and Patent Infringement....................      29
         (k)   Labour and Employment Relations.......................      29
         (l)    Benefit Plans........................................      30
         (m)  Property...............................................      31
         (n)   Condition of Assets...................................      32
         (o)   Real Property.........................................      33
         (p)   Subleases.............................................      33
         (q)   Property Taxes........................................      33
         (r)    Equipment............................................      33
         (s)    Other Operating and Fixed Assets.....................      34
         (t)    Encroachments........................................      34
         (u)   Inventory.............................................      35
         (v)   Consignment Inventory.................................      35
         (w)   Non-Business Assets...................................      35
         (x)   Shares................................................      36

                                       ii
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
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
         (y)   Jurisdictions in which the Business is Carried On.....      36
         (z)   Adverse Events........................................      36
         (aa)  Bankruptcy............................................      36
         (bb)  Tax Matters...........................................      36
         (cc)  Acquisitions/Dispositions.............................      38
         (dd)  Undepreciated Capital Cost............................      38
         (ee)  Other Jurisdictions...................................      38
         (ff)   Income Tax Ruling Disclosure.........................      39
         (gg)  Contracts.............................................      39
         (hh)  Environmental Matters.................................      40
         (ii)   Licences.............................................      41
         (jj)   List of Insurance Policies...........................      42
         (kk)  Good Standing.........................................      42
         (ll)   Outstanding Claims...................................      42
         (mm) No Requirements........................................      42
         (nn)  Brokers and Finders...................................      43
         (oo)  Books and Records.....................................      43
         (pp)  Residency.............................................      43
         (qq)  Accounts Receivable?..................................      43
3.2      No Other Representations or Warranties......................      44
ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF THE BUYER............      44
4.1      Representations and Warranties of The Buyer.................      44
         (a)   Incorporation.........................................      44
         (b)   Authority; Filings, Consents and Approvals............      45
         (c)   No Conflict...........................................      46
         (d)   Brokers and Finders...................................      47
         (e)   Financial Capability..................................      47
         (f)    Due Diligence........................................      47
4.2      No Other Representations or Warranties......................      48
ARTICLE V -- COVENANTS AND AGREEMENTS OF REPAP AND THE BUYER.........      48
5.1      Access and Information......................................      48
5.2      Registrations, Filings and Consents; Proceedings............      50
5.3      Operation of Business.......................................      51
5.4      Continued Employment; Employee Benefit Plans................      54
5.5      Retention of Books and Records..............................      54
5.6      Closing Date Financial Information..........................      55
5.7      Notification of Certain Matters.............................      55
5.8      Non-Solicitation of Employees...............................      56
5.9      Change of Name..............................................      56
5.10     Inter Company Accounts......................................      56
5.11     Tax Return..................................................      57
5.12     Further Assurances..........................................      57
ARTICLE VI -- CONDITIONS TO CLOSING..................................      57
6.1      Conditions for the Benefit of The Buyer.....................      57
6.2      Conditions for the Benefit of Repap.........................      61
6.3      Conditions for the Benefit of The Buyer and Repap...........      62
6.4      Termination in the Event of Shareholder Action..............      63
ARTICLE VII -- TERMINATION...........................................      64
7.1      Termination.................................................      64
7.2      Effect of Termination.......................................      65

                                       iii
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ARTICLE VIII -- SURVIVAL AND INDEMNIFICATION.........................      65
         Survival of Representations, Warranties, Covenants and
8.1      Agreements; Knowledge of Breach.............................      65
8.2      Indemnification.............................................      68
8.3      Method of Asserting Claims..................................      69
ARTICLE IX -- MISCELLANEOUS..........................................      71
9.1      Amendment and Modification; Waiver..........................      71
9.2      Return of Information.......................................      72
9.3      Expenses....................................................      72
9.4      Public Disclosure...........................................      72
9.5      Assignment..................................................      73
9.6      Entire Agreement............................................      73
9.7      Fulfilment of Obligations...................................      73
9.8      Parties in Interest; No Third Party Beneficiaries...........      73
9.9      Schedules...................................................      74
9.10     Counterparts................................................      74
9.11     Section Headings............................................      74
9.12     Notices.....................................................      74
         Governing Law; Submission to Jurisdiction; Selection of
9.13     Forum.......................................................      76
9.14     Severability................................................      77

                            SHARE PURCHASE AGREEMENT

     THIS AGREEMENT made as of the 18th day of July, 1997.

BETWEEN:

     REPAP ENTERPRISES INC., a corporation incorporated under the laws of Canada,

     (hereinafter referred to as "REPAP"),
                                  OF THE FIRST PART,

     -- and --

     TOLKO INDUSTRIES LTD., a corporation, incorporated under the laws of British Columbia

     (hereinafter referred to as the "BUYER"),
                                  OF THE SECOND PART.

     WHEREAS, Repap owns all of the issued and outstanding shares in the capital of Repap Manitoba Inc., a Canada corporation ("REPAP MANITOBA");

     AND WHEREAS, Repap desires to sell and transfer to Buyer, and Buyer desires to purchase from Repap, all of the issued and outstanding shares in the capital of Repap Manitoba (consisting of 185,140,000 common shares, no par value (the "SHARES")), as more specifically provided herein;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                 INTERPRETATION

1.1 DEFINITIONS. Unless otherwise specifically provided or the context otherwise requires, where used in this Agreement and in the Schedules hereto, the following terms shall have the meanings set forth or as referenced below:

     (a) "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person.

     (b) "Agreement" means this agreement and all schedules attached to this Agreement, in each case, as they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby", and similar expressions, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, and unless otherwise indicated, references to Articles and Sections are to Articles and Sections in this Agreement.

     (c)   "Arbitrator" has the meaning set forth in Section 2.4(c).

     (d) "Assets" means all rights, properties, assets, permits, licences, rights and materials whether real or personal, tangible or intangible, owned or held by Repap Manitoba, or to which Repap Manitoba is entitled to the benefit including without limitation:

        (i)   the Real Property;

        (ii)  the Personal Property;

        (iii) the Contracts;

        (iv) the Forest Tenures;

        (v)  the Leased and Licenced Assets; and

        (vi) any other assets reflected in the Financial Statements.

     (e) "Audited Financial Information" has the meaning set forth in Section 3.1(e).

     (f)    "Auditor Calculations" has the meaning set forth in Section 2.4(b).

     (g) "Business" means the business and operations carried on by Repap Manitoba as of the date of this Agreement, which includes pulp, paper, sawmilling and logging operations of Repap Manitoba in the Province of Manitoba.

     (h) "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in Winnipeg, Manitoba are authorized or obligated by law or executive order to close.

     (i)    "Buyer" has the meaning set forth in the preamble.

     (j)    "Claim Notice" has the meaning set forth in Section 8.3.

     (k)   "Closing" has the meaning set forth in Section 2.5.

     (l) "Closing Date Financial Information" means the audited financial statements of Repap Manitoba to be prepared by the auditor of Repap Manitoba pursuant to Section 2.4 and the determination of the actual Working Capital and the actual GATX Amount in accordance with Section 2.4.

     (m)  "Closing Date" has the meaning set forth in Section 2.5.

     (n) "Competition Act" means the Competition Act (Canada) R.S., 1985, c.C-34, as amended.

     (o) "Continuing Affiliate" means an Affiliate of Repap other than Repap Manitoba.

     (p) "Contracts" means the contracts and agreements described in Schedule 3.1(gg).

     (q)   "Damage" has the meaning set forth in Section 8.1.

     (r) "Director" means the Director of Investigation and Research appointed under the Competition Act.

     (s)    "Deductible" has the meaning set forth in Section 8.1.

     (t)    "Encumbrances" has the meaning set forth in Section 3.1(b).

     (u) "Environmental Law" means any law, regulation, code, license, permit, order, judgment, decree or injunction relating to the protection of the environment (including air, water, soil and natural resources) or the use, storage, handling, release or disposal of any hazardous or toxic substance as in effect on the date hereof.

     (v) "Estimated Purchase Price" means the sum of $109,000,000 plus the estimated Working Capital less the estimated GATX Amount (both as determined in accordance with Section 2.2) and less the Repap Manitoba Debt Payout Amount.

     (w) "Ferrostaal Credit Facility" means the credit facility agreement dated March 5, 1992 between Repap and Ferrostaal AG, as amended by an amendment dated June 15, 1993, by a memorandum of understanding dated January 20, 1995 and by a loan extension agreement dated July 31, 1996.

     (x) "Financial Damage Threshold" has the meaning set forth in Section 8.1(a)(i).

     (y)   "Financial Statements" has the meaning set forth in Section 3.1(e).

     (z) "Forest Tenures" means the timber harvesting rights described in the Amended and Restated Forest Management Licence Agreement between Her Majesty the Queen in Right of the Province of Manitoba represented by the Minister of Natural Resources and Repap Manitoba dated as of May 4, 1989 listed as item A-2 in Schedule 3.1(gg) and item D-11 in Schedule 3.1(ii).

     (aa) "GATX Amount" means the long term portion of the GATX Equipment Lease as estimated by Repap in accordance with Section 2.2 and determined in accordance with Section 2.4 and converted into Canadian dollars from United States dollars using the Bank of Canada noon rate of exchange on the Closing Date.

     (bb) "GATX Equipment Lease" means the equipment lease agreement dated May 28, 1996 between GATX Capital Canada Inc. and Repap Manitoba, and any and all supplements and amendments thereto.

     (cc) "General Damage Threshold" has the meaning set forth in Section 8.1(a)(ii).

     (dd)  "Holdback" has the meaning set forth in Section 2.6(i)(A).

     (ee)  "Indemnified Party" has the meaning set forth in Section 8.2.

     (ff)   "Indemnifying Party" has the meaning set forth in Section 8.2.

     (gg) "Interim Financial Information" has the meaning set forth in Section 3.1(e).

     (hh) "Leased and Licensed Assets" means those of the Assets that are leased from any Person by Repap Manitoba, including without limitation the Real Property and the Personal Property shown in Schedules 3.1(o) and 3.1(r), respectively, as being leased by Repap Manitoba, and any of the Assets the benefit of which Repap Manitoba is entitled to pursuant to a Licence.

     (ii)   "Lenders" means Royal Bank of Canada and The Toronto-Dominion Bank.

     (jj)   "Liabilities" has the meaning set forth in Section 3.1(f).

     (kk) "Licence" means a permit, licence, consent, authorization, approval, privilege, waiver, exemption, certificate, ruling, or other concession granted by, or entered into or otherwise held by Repap Manitoba with, any governmental or regulatory authority or any other Person.

     (ll) "Material Adverse Effect" means a material adverse effect on the Business, the Assets, the financial condition or the results of operations of Repap Manitoba as determined in accordance with Section 8.1.

     (mm) "New Certificate" has the meaning set forth in Section 2.6(a).

     (nn)  "Notice Period" has the meaning set forth in Section 8.3.

     (oo) "Operating Credit Agreement" means the operating credit agreement dated October 31, 1995 between Repap Manitoba and The Toronto-Dominion Bank.

     (pp) "Permitted Encumbrances" means the Encumbrances listed in Schedule 1.1(pp) hereto.

     (qq) "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-share company, trust, unincorporated organization, governmental or regulatory body or other entity.

     (rr) "Personal Property" means the mobile, computer and computer related equipment and other operating and fixed assets described in Schedule 3.1(r).

     (ss)   "Plan" has the meaning set forth in Section 3.1 (l).

     (tt) "Preferred Shares" means that number of preferred shares in the capital of Repap Manitoba having an aggregate redemption and subscription price equal to the Repap Debt Payout Amount.

     (uu)  "Purchase Price" has the meaning set forth in Section 2.1.

     (vv)  "Quarterly Financial Information" has the meaning set forth in
        Section 3.1(e).

     (ww) "Real Property" means the real property, whether owned or leased, described in Schedule 3.1(o).

     (xx) "Repap Manitoba Debt Payout Amount" means the amount owed by Repap Manitoba to each of the Lenders as set out in the Repap Manitoba Debt Payout Statements.

     (yy)  "Repap Manitoba Debt Payout Direction" has the meaning set forth in
        Section 2.6(e).

     (zz)  "Repap Manitoba Debt Payout Statements" has the meaning set forth in
        Section 2.6(c).

     (aaa) "SPADA" means the share purchase and development agreement dated November 2, 1995 between Repap Manitoba and the Province of Manitoba.

     (bbb) "Shares" has the meaning set forth in the preamble.

     (ccc) "Standby Loan Agreement" means the standby loan agreement made as of August 1, 1996 between Repap, as borrower, TD Capital Group Limited, Royal Bank of Canada, and The Toronto-Dominion Bank as lenders, and TD Capital Group Limited as agent, as amended, supplemented or restated from time to time.

     (ddd) "Surplus Plan" means the Repap Manitoba Salaried Employees' Pension Plan, Manitoba Registration No. and Revenue Canada Registration No. 0369314, Fund Account No. 037-170904-6 listed as item B-1 in Schedule 3.1(l).

     (eee) "Tax Returns" means all federal, provincial, local or foreign tax returns, tax reports, and declarations of estimated tax.

     (fff) "Taxes" means all federal, provincial, local or foreign income, capital, gross receipts, windfall or excess profits, severance, property, production, sales, use, license, excise, employment or similar or other taxes, duties, fees, royalties, levies, assessments, reassessments, deductions, charges or withholdings of any kind or nature whatsoever under any applicable tax or excise legislation, together with any interest, additions, fines or penalties with respect thereto and any interest in respect of such additions or penalties.

     (ggg) "Term Loan Agreement" means the term loan agreement between Repap Manitoba and the Lenders dated as of October 31, 1995, as amended.

     (hhh) "Third Party Claim Notice" has the meaning set forth in Section 8.3.

     (iii)  "Total Adjustment" has the meaning set forth in Section 2.7.

     (jjj) "Underfunded Plans" means the Repap Manitoba Pension Plan for Hourly Paid Employees Represented by the Communications, Energy and Paperworkers of Canada, Local 1403, Manitoba and Federal Registration No. 0369462, Fund Account No. 037-170905-8 and the Repap Manitoba Pension Plan for Hourly Paid Employees Represented by IWA-Canada, Local 1-324, Manitoba and Federal Registration No. 00960278, Fund Account No. 7228-1 listed as items B-2 and B-3, respectively, in Schedule 3.1(l).

     (kkk) "Working Capital" means current assets of Repap Manitoba less current liabilities of Repap Manitoba, including without limitation the current portion of the GATX Equipment Lease, and less any other liabilities of Repap Manitoba disclosed on the balance sheet of the Closing Date Financial Information other than the long term portion of the GATX Equipment Lease, as estimated by Repap in accordance with Section 2.2 and determined in accordance with Sections 2.3 and 2.4.

1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

1.3 GENDER AND NUMBER. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa and words importing gender include all genders.

1.4 CURRENCY.  The terms "dollars" and "$" shall mean Canadian Dollars.

1.5 SCHEDULES.  The following are the Schedules attached to this Agreement:

    Schedule  1.1(pp)         Permitted Encumbrances
    Schedule  2.6(i)(B)       Escrow Agreement
    Schedule  3.1(c)          Repap's Consents and Approvals
    Schedule  3.1(e)          Financial Statements
    Schedule  3.1(g)          Conflicts
    Schedule  3.1(i)          Litigation
    Schedule  3.1(k)          Labour and Employment Relations
    Schedule  3.1(l)          Benefit Plans
    Schedule  3.1(m)          Property Deficiencies
    Schedule  3.1(n)          Capital Expenditures
    Schedule  3.1(o)          Real Property
    Schedule  3.1(r)          Personal Property
    Schedule  3.1(v)          Consignment Inventory
    Schedule  3.1(bb)         Tax Matters
    Schedule  3.1(dd)         Undepreciated Capital Cost
    Schedule  3.1(gg)         Contracts
    Schedule  3.1(hh)         Environmental Matters
    Schedule  3.1(ii)         Licences
    Schedule  3.1(jj)         Insurance

                                   ARTICLE II

                          PURCHASE AND SALE OF SHARES

2.1 PURCHASE, SALE AND ALLOTMENT OF SHARES.  The Buyer shall:

     (a) purchase from Repap, and Repap shall sell to the Buyer free and clear of all Encumbrances, the Shares, for an amount equal to $109,000,000 plus Working Capital as at the Closing Date less:

        (i)   the GATX Amount; and

        (ii)  the Repap Manitoba Debt Payout Amount;

        (the net amount of which is the "PURCHASE PRICE") all subject to adjustment as provided in this Agreement; and

     (b) subscribe for the allotment and issuance of the Preferred Shares for an aggregate subscription price equal to the amount of the Repap Manitoba Debt Payout Amount.

2.2 WORKING CAPITAL AND GATX AMOUNT. Since the Working Capital and the GATX Amount will not be precisely known at the Closing Date, an estimate of Working Capital and the GATX Amount will be made by Repap based on the best and most current financial data available (to be determined and gathered by Repap and shared with the Buyer) 3 Business Days prior to the Closing Date with a final adjustment, based on the Closing Date Financial Information once available, to be made as soon as practicable after the Closing Date and in any event in accordance with Section 2.4 hereof.

2.3 ACTUARIAL REPORT. Upon execution of this Agreement Repap shall instruct Repap Manitoba's pension benefits actuary to prepare a full actuarial report and valuation for the Plans as at the Closing Date to be completed as soon as reasonably possible after the Closing Date, and in any event not more than 30 days after the Closing Date. If the amount of the unfunded liability for the Underfunded Plans less the amount of the surplus for the Surplus Plan as calculated by Repap Manitoba's pension benefits actuary exceeds $1,300,000, then the amount of the excess shall be included as an additional liability on the balance sheet of the Closing Date Financial Information for the purposes of calculating actual Working Capital. No further adjustments shall be made to Working Capital on account of the calculation or determination of liabilities under the Underfunded or Surplus Plans.

2.4 ADJUSTMENT TO PURCHASE PRICE.

     (a) Closing Financial Information: On the Closing Date Repap shall instruct Repap Manitoba's auditors to prepare, in consultation with the Buyer's auditors, and deliver to each of Repap and Repap's solicitors and the Buyer and the Buyer's solicitors not later than 40 calendar days after the Closing Date audited financial statements of Repap Manitoba prepared in accordance with accounting principles generally accepted in Canada, including a calculation of Working Capital and the GATX Amount, all such information to be current to the Closing Date and to reflect transactions required by this Agreement to be undertaken on the Closing Date at or before the time of Closing. If the auditors agree on the amount of the Working Capital and the GATX Amount, those amounts shall be the actual Working Capital and the actual GATX Amount.

     (b) Disagreement: If Repap Manitoba's auditors and the Buyer's auditors disagree on the calculation of the Working Capital or the GATX Amount, then each auditor shall prepare separate calculations of any particular amounts or items of the Working Capital and GATX Amount calculations that are not agreed upon, together with an explanation of any such calculations ("AUDITOR CALCULATIONS"), which shall be delivered to Repap and the Buyer and each of their respective solicitors together with the audited financial statements prepared pursuant to this Section.

     (c) Arbitrator: Within 3 Business Days of receipt of the Auditor Calculations, Repap and the Buyer shall instruct a partner at the Vancouver office of Arthur Andersen, Chartered Accountants (the "ARBITRATOR"), who is experienced in forestry accounting practices to select one of the Auditor Calculations in respect of each amount or item that is not agreed upon and adjust the Working Capital and the GATX Amount to reflect those selections and notify Repap and the Buyer and each of their respective solicitors in writing of those selections within 30 calendar days after receiving instructions to make the selections. The resulting Working Capital and GATX Amount, as the case may be, as determined by the Arbitrator shall be the actual Working Capital or the actual GATX Amount, or both. The Auditor Calculations selected by the Arbitrator and the resulting Working Capital and GATX Amount shall be final and binding on each of Repap and the Buyer. If either Repap or the Buyer fails to instruct the Arbitrator, the Arbitrator shall be entitled to rely on the instructions of the party that does instruct the Arbitrator.

     (d) Method of Adjustment: To the extent the estimated Working Capital forming part of the Estimated Purchase Price differs from the actual Working Capital and/or the estimated GATX Amount forming part of the Estimated Purchase Price differs from the actual GATX Amount Repap (if the Total Adjustment calculated in accordance with Section 2.7 is a positive number) or the Buyer (if the Total Adjustment calculated in accordance with Section 2.7 is a negative number), as the case may be, shall pay to the other, by certified cheque, bank draft or solicitor's trust cheque within 5 calendar days after the delivery to Repap and the Buyer and each of their respective solicitors of the Closing Date Financial Information, the absolute amount of the Total Adjustment. To the extent the payment is to be made from the Holdback, it shall be made in accordance with Section 2.7.

     (e) Costs: The audit costs associated with the preparation and finalization of Closing Date Financial Information of Repap Manitoba, other than any costs associated with the Buyer's auditor, will remain the responsibility of Repap, provided that the costs of the Arbitrator shall be allocated between Repap and the Buyer based on the Arbitrator's assessment, in the Arbitrator's discretion, of what is equitable having regard to the Arbitrator's selection of the Auditor Calculations and the impact of those selections on the actual Working Capital and actual GATX Amount.

2.5 CLOSING. The closing of the purchase and sale of the Shares (the "CLOSING") shall take place at the offices of Thompson Dorfman Sweatman, Toronto Dominion Centre, 2200-201 Portage Avenue, Winnipeg, Manitoba at 9:00 a.m. local time, on August 8, 1997, or at such other time and place as the parties hereto may mutually agree in writing. The date on which the Closing occurs is called the "CLOSING DATE" and the transaction shall take effect from and as of 8:00 a.m. on the Closing Date. Each of Repap and the Buyer shall in good faith make diligent efforts to satisfy or help satisfy the conditions to Closing set out in Article VI as soon as commercially reasonable after this Agreement is signed.

2.6 DELIVERY AND PAYMENT. At the Closing, Repap shall deliver or cause to be delivered to the Buyer:

     (a) cancelled certificates representing the Shares registered in the name of TD Capital Group Limited, as agent, duly endorsed for transfer to the Buyer together with a share certificate (the "NEW CERTIFICATE") representing the Shares registered in the name of the Buyer;

     (b) certified copies of resolutions of the directors of Repap Manitoba approving the transfer of the Shares to, and issuing the New Certificate in proper form in the name of, the Buyer;

     (c) payout statements ("REPAP MANITOBA DEBT PAYOUT STATEMENTS") for the full amounts owing by Repap Manitoba to the Lenders as at Closing Date under the Term Loan Agreement and the Operating Credit Agreement;

     (d) discharges in registrable form of the Encumbrances granted in favour of the Lenders that are described in Schedule 1.1(pp);

     (e) a direction (the "REPAP MANITOBA DEBT PAYOUT DIRECTION") from Repap Manitoba to the Buyer to pay on behalf of Repap Manitoba directly to each of the Lenders the amount owed to each of the Lenders as set out in the Repap Manitoba Debt Payout Statements;

     (f) a share certificate representing the Preferred Shares registered in the name of the Buyer and certified copies of resolutions of the directors of Repap Manitoba allotting the Preferred Shares to the Buyer;

     (g) discharges in registrable form of any security granted by Repap in connection with the Standby Loan Agreement or the Ferrostaal Credit Facility, and discharges of any other security granted in connection with the Standby Loan Agreement or the Ferrostaal Credit Facility to the extent they create any Encumbrance on the Shares, or any of the Assets or the Business;

and the Buyer shall pay to:

     (h) the Lenders, the amounts specified in the Repap Manitoba Debt Payout Statements in accordance with the Repap Manitoba Debt Payout Direction as payment for the allotment and issuance by Repap Manitoba to the Buyer of the Preferred Shares;

     (i)    the amount of the Estimated Purchase Price as follows:

        (A) by delivery to Repap of a certified cheque or bank draft in an amount equal to the Estimated Purchase Price less $10,000,000 (the "HOLDBACK"); and

        (B) by delivering to Thompson Dorfman Sweatman a certified cheque or bank draft in the amount of the Holdback payable to Thompson Dorfman Sweatman, in trust, on terms and conditions set out in the escrow agreement substantially in the form attached hereto as
             Schedule 2.6(i)(B) and on the condition that the Holdback be held until Thompson Dorfman Sweatman has received the Closing Date Financial Information from the auditors of Repap Manitoba and the Buyer or, if any matter is referred to the Arbitrator pursuant to
             Section 2.4, from the Arbitrator.

2.7 TOTAL ADJUSTMENT CALCULATION AND PAYOUT. Promptly following receipt of the Closing Date Financial Information the Holdback shall be paid out of trust as follows:

     (i) any amount by which the Holdback exceeds the Total Adjustment (as calculated below) shall be paid to Repap; and

     (ii) any portion of the Holdback not paid to Repap shall be paid to the Buyer in partial or full satisfaction (as the case may be) of Repap's obligations pursuant to Section 2.4;

For the purpose of this Section 2.7:

     (EWC -- AWC) + (AGA -- EGA) = Total Adjustment

     EWC = estimated Working Capital

     AWC = actual Working Capital

     AGA = actual GATX Amount

     EGA = estimated GATX Amount

     Notwithstanding the foregoing, if the Auditor Calculations are referred to the Arbitrator pursuant to Section 2.4, any excess of the Holdback over the Total Adjustment based on the Auditor Calculations of the Buyer's auditor shall be paid to Repap on delivery by the auditors of the Auditor Calculations. On delivery by the Arbitrator to Thompson Dorfman Sweatman of notice of the actual Working Capital and/or the actual GATX Amount, as the case may be, the balance of the Holdback shall be paid to Repap or the Buyer, as the case may be, in accordance with this Section 2.7.

     For the purpose of this Section 2.7, the parties hereto shall provide to and Thompson Dorfman Sweatman shall be entitled to rely on copies of the Closing Date Financial Information, the Arbitrator's Calculations and the Arbitrator's notice, if any, pursuant to this Article II and in accordance with the provisions of the escrow agreement referred to in Section 2.6(i)(B).

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF REPAP

3.1 REPRESENTATIONS AND WARRANTIES OF REPAP. Repap represents and warrants to the Buyer as of the date hereof (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

     (a) Incorporation and Qualification. Repap Manitoba is a corporation duly incorporated, organized and validly subsisting under the laws of Canada, and is up to date with its filings in the office of the Director appointed under the Canada Business Corporations Act. Repap Manitoba has all requisite corporate power and authority to own, lease and operate the Assets and to carry on the Business as now being conducted and is duly registered, licensed and qualified to carry on business in each jurisdiction in which the nature of the Business as now being conducted by it or the Assets makes such registration, licensing or qualification necessary;

     (b) Capitalization. The authorized capital of Repap Manitoba consists of an unlimited number of common shares with no par value, and an unlimited number of preferred shares of which only the Shares are issued and outstanding. The Shares are duly authorized, validly issued, fully paid and non-assessable, have been offered, allotted, issued, sold and delivered in compliance with all applicable laws, the articles and by-laws of Repap Manitoba, and all applicable agreements, and are owned of record by TD Capital Group Limited, as agent, pursuant to the Standby Loan Agreement and beneficially by Repap. Subject to the lien granted pursuant to the Standby Loan Agreement (which lien will be discharged by Closing), Repap has good and valid title to the Shares. Upon consummation of the transactions contemplated in this Agreement, Repap shall have transferred such title to the Shares to the Buyer pursuant to the terms of this Agreement, free and clear of any liens, charges, pledges, security interests, adverse claims or other encumbrances (collectively, "ENCUMBRANCES"), other than such Encumbrances which were incurred by the Buyer as a result of the transactions contemplated by this Agreement. Except as contemplated by this Agreement, there are not now, and at the Closing Date there will not be, any outstanding options, warrants or rights to purchase or acquire, or securities convertible into or exchangeable for, any issued or unissued shares in the capital of Repap Manitoba and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require Repap Manitoba to allot, issue, sell or deliver any of its shares.

     (c) Authority; Filings, Consents and Approvals. Repap is a corporation duly incorporated, organized and validly subsisting under the laws of Canada, and has the corporate power and authority to enter into this Agreement and, subject to the receipt of the approvals, consents and authorizations contemplated in this Agreement, to carry out the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Repap and constitutes a legal, valid and binding obligation of Repap, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no other proceedings on the part of Repap are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby.

        Except as set forth in Schedule 3.1(c) or as required by the Competition Act or the filing of appropriate notices with the relevant stock exchanges, material change reports and press releases, the execution, delivery and performance of this Agreement or the transactions contemplated in this Agreement will not require Repap or Repap Manitoba to obtain any consent, waiver, authorization, approval or order-in-council of, or make any filing with or give notice to, any Person, except where the failure to obtain such consents, waivers, authorizations or approvals would not be reasonably likely to have a Material Adverse Effect, or would not be reasonably likely to prohibit or materially delay Repap's ability in performing its obligations under this Agreement.

     (d)   Absence of Changes.

        (i) General: Since December 31, 1996 there has been no change in the nature or condition of the Assets or the Business, and, after having made due inquiry of the management of Repap Manitoba, Repap has no knowledge of any change in the prospects for the Business, financial or otherwise, which has not been publicly disclosed and which in either event would constitute a Material Adverse Effect or which might reasonably be expected to constitute a Material Adverse Effect.

        (ii) Specific Transactions: Except for the transactions contemplated by or otherwise disclosed in this Agreement, or as set forth in the Financial Statements, since December 31, 1996, Repap Manitoba has not:

              (A) issued or allotted (conditionally or otherwise) any shares or other securities;

              (B) incurred any Liability except current liabilities incurred in the ordinary course of business, all of which as to their nature and amount are consistent with the Business as previously carried on;

              (C) discharged or satisfied any Encumbrance or paid any Liability except in the ordinary course of business and except for regularly scheduled payments of term debt and lease payments;

              (D) declared, paid, authorized or made any dividend, payment or distribution of any kind or nature to its shareholders in their capacity as such or redeemed or purchased or otherwise acquired any of its capital stock or agreed or become obligated to do so;

              (E) subjected any of the Assets to any Encumbrance other than Permitted Encumbrances and other than in the ordinary course of the Business;

              (F) sold or transferred any of the Assets or cancelled or released any debts or claims, except, in each case, in the ordinary course of the Business;

              (G) waived any rights of value other than in the ordinary course of the Business;

              (H) except as contemplated in Section 5.3(f), entered upon any transaction or into any contracts or agreements or modifications or cancellations thereof other than in the ordinary course of the Business;

              (I) made or authorized any payment to officers, directors or employees in their capacity as such except in the ordinary course of the Business and at rates of salary, bonus or other remuneration consistent with remuneration of previous years; or

              (J) used any funds other than in the ordinary course of the Business.

     (e) Financial Statements. Attached hereto as Schedule 3.1(e) is a copy of (i) the audited balance sheet of Repap Manitoba as at December 31, 1995 and December 31, 1996 and the statements of operations, retained earnings and changes in financial position for the fiscal years ended December 31, 1995 and December 31, 1996 (collectively, with the notes thereto, the "AUDITED FINANCIAL INFORMATION"), (ii) a copy of the unaudited balance sheet, quarterly income statement and changes in financial position of Repap Manitoba as at March 31, 1997 for the three months then ended (collectively, with the notes thereto, the "QUARTERLY FINANCIAL INFORMATION"), and (iii) a copy of the unaudited balance sheet, quarterly income statement and changes in financial position of Repap Manitoba as at the most recent month end prior to the date of this Agreement (the "INTERIM FINANCIAL INFORMATION"). The Audited Financial Information has been prepared in accordance with accounting principles generally accepted in Canada (except as may be noted therein), and the Audited Financial Information, the Quarterly Financial Information and the Interim Financial Information (collectively the "FINANCIAL STATEMENTS") present fairly, in all material respects, the financial position of Repap Manitoba as at their respective dates and for the periods then ended, subject, in the case of the Quarterly Financial Information and the Interim Financial Information, to normal year-end adjustments.

     (f) Absence of Undisclosed Liabilities. Except as reflected in the Financial Statements, as disclosed in this Agreement, the Closing Date Financial Information, or as otherwise disclosed in writing to the Buyer prior to the Closing Date, or as incurred in the ordinary course of the Business since June 30, 1997, Repap Manitoba does not have any liabilities or obligations of any nature that would have a Material Adverse Effect, whether absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, including any liability for Taxes (collectively, "LIABILITIES"), which, either individually or in the aggregate, are materially in excess of the liabilities reflected or reserved against in the Financial Statements.

     (g) No Conflict. Subject to the receipt of approval from the Lenders and the governmental and regulatory authorities referred to in this Agreement and except as disclosed in Schedule 3.1(g), the execution and delivery of this Agreement by Repap does not, and the performance of this Agreement by Repap and the consummation by it of the transactions contemplated by this Agreement will not:

        (i) conflict with or violate the articles or by-laws or equivalent constating and organizational documents of Repap or Repap Manitoba;

        (ii) conflict with or violate any law, rule, regulation, permit, order, judgment or decree applicable to Repap or Repap Manitoba or by which any of their respective assets or properties is bound or affected, the conflict with which or violation of which would have a Material Adverse Effect or would prohibit or materially delay Repap's ability to perform its obligations under this Agreement; or

        (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, licence, permit, franchise or other instrument or obligation to which Repap Manitoba is a party or by which Repap Manitoba is bound or affected, which, in any such case, would have a Material Adverse Effect or would prohibit or materially delay Repap's ability to perform its obligations under this Agreement.

     (h) Compliance. Except for any conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in Schedule 3.1(g), Repap Manitoba is not in conflict with, or in default or violation of, (i) its articles or by-laws or equivalent constating and organizational documents, (ii) any zoning requirement, by-law, law, rule, regulation, order, permit, judgment or decree applicable to Repap Manitoba or by which any one of the Assets or the Business is bound or affected or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Repap Manitoba is a party or by which Repap Manitoba is bound or affected.

     (i) Litigation. Except as disclosed in Schedule 3.1(i), there are no claims, actions, demands, proceedings, suits, investigations or reviews pending or, to the knowledge of Repap after having made due inquiry of the management of Repap Manitoba, threatened against Repap Manitoba that, individually or in the aggregate, if adversely determined, would have a Material Adverse Effect. As at the date hereof, Repap Manitoba is not subject to any judgment, order or decree which has or will have a Material Adverse Effect, except as disclosed in Schedule 3.1(i).

     (j) Trademark and Patent Infringement. The conduct of the Business by Repap Manitoba does not and did not infringe upon any patent, trademark or other proprietary right, domestic or foreign, of any Person that would have a Material Adverse Effect.

     (k) Labour and Employment Relations. Except as set forth in Schedule 3.1(k), Repap Manitoba is not a party to any oral or written employment contract, consulting contract, management contract, labour services contract or similar agreement for the services of a particular individual or group of individuals under which any employee of Repap Manitoba is employed on other than an indefinite hiring basis terminable on reasonable notice according to law without further liability to Repap Manitoba. Without limiting the generality of the foregoing, except as disclosed in
        Schedule 3.1(k) hereof, Repap Manitoba is not a party to any written or oral agreement providing for severance or termination payments to any director or officer as a result of the transactions contemplated by this Agreement or any employment agreement with any of its directors or officers. Except as set forth in Schedule 3.1(k), Repap Manitoba is not a party to or bound by any labour agreement or collective bargaining agreement respecting its employees, nor is there pending, or to the knowledge of Repap threatened, any strike, walkout or other work stoppage or any union organizing effort by or respecting the employees.

     (l) Benefit Plans. Except as disclosed in Schedule 3.1(l), (i) there are no pension, retirement, group RRSP, profit sharing, bonus, savings, deferred compensation, share option, purchase, or appreciation, group insurance or other employee benefit plans, policies, programs or arrangements maintained or contributed to by Repap Manitoba or Repap for the benefit of the employees of Repap Manitoba (each such plan, program or arrangement, a "PLAN"), (ii) there are no outstanding violations or defaults thereunder nor any actions, claims, or other proceedings pending or, to the knowledge of Repap, threatened with respect to the Plans, (iii) no promise or commitment to increase benefits under the Plans has been made except as required by law, (iv) no event has occurred which could subject any person or fund to any tax or penalty in connection with the Plans, and (v) there have been no withdrawals of surplus or contributions holidays except as permitted by law and the terms of the Plans, where the effect of such action or failure to comply under (ii) through (v) above would have a Material Adverse Effect. Except as disclosed in Schedule 3.1(l), all contributions required to be made by Repap Manitoba to the Plans have been properly made and all the Plans are fully funded, and all returns and other documents have been filed and all amounts owing to any governmental or other regulatory authority relating to the Plans have been paid. The amount of the unfunded actuarial liability of the Underfunded Plans less the amount of the actuarial surplus of the Surplus Fund is not more than $1,300,000. The provisions of the Surplus Plan and applicable legislation allow Repap Manitoba to suspend employer contributions in respect of the Surplus Plan.

     (m)  Property.

        (i) Owned Assets: Except as disclosed in Schedule 3.1(m), Repap Manitoba has good and marketable title to all of the Real Property and all of the Personal Property other than the Leased and Licenced Assets, in each case subject to no Encumbrance except for Permitted Encumbrances, and except as reflected in the balance sheets forming part of the Financial Statements of Repap Manitoba, except where the failure to have such title, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. No Person has any right, agreement or option, present or future, contingent or absolute or any right capable of becoming a right, agreement or option to purchase all or any part of the Assets, other than inventory in the ordinary course of the Business.

        (ii) Leased and Licenced Assets: The Leased and Licenced Assets are held by Repap Manitoba under valid and subsisting leases, LicenceS and other forms of contracts or agreements, in each case subject to no Encumbrances except for Permitted Encumbrances and except where the failure to so hold the Leased and Licenced Assets would not be reasonably likely to have a Material Adverse Effect.

     (n) Condition of Assets. To the best of Repap's knowledge after having made due inquiry of the management of Repap Manitoba, the summaries and budgets attached to this Agreement as Schedule 3.1(n) set out all capital expenditures anticipated to be required for the periods set out in those summaries and budgets in order to maintain the Assets used in the operation of the Business in their current operating condition, subject to reasonable wear and tear, where the failure to make such expenditures (either individually or in the aggregate) would have a Material Adverse Effect.

     (o)   Real Property.  The Real Property constitutes, and as set out in
        Schedule 3.1(o) accurately describes, all interests of Repap Manitoba in real property, whether owned or leased. Neither asbestos nor urea formaldehyde foam (to the best of Repap's knowledge having made due enquiry of Repap Manitoba management) is now present in any of the materials from which the buildings or pipe insulation situate on the Real Property are comprised except as specified in Schedule 3.1(o) or
        Schedule 3.1(gg).

     (p) Subleases. Except as disclosed in Schedule 3.1(o), Repap Manitoba has not leased, subleased or licensed to any Person the use of any portion of any of the Assets.

     (q) Property Taxes. All property, municipal, school, general and special taxes, rates, assessments, local improvement charges, frontage taxes, business taxes, development cost charges, other subdivision charges and costs and other levies which are chargeable against any of the Real Property and which are payable by Repap Manitoba have been paid in full unless the same are not due and payable.

     (r)    Equipment.  The list of equipment dated May 6, 1997 attached to
        Schedule 3.1(r) accurately reflects all the mobile equipment and the memorandum dated July 9, 1997 attached to Schedule 3.1(r) accurately reflects all the computer and computer related equipment owned or leased by Repap Manitoba other than mobile equipment sold, leased or purchased in the ordinary course of the Business since May 6, 1997 and other than computer and computer related equipment sold, leased or purchased in the ordinary course of the Business since July 9, 1997.

     (s) Other Operating and Fixed Assets. The other operating and fixed assets set out or referred to in Schedule 3.1(r) accurately reflects all operating and fixed assets owned or leased by Repap Manitoba having an original capital cost of in excess of $10,000 per item which are not disclosed elsewhere pursuant to this Agreement and other than operating fixed assets sold, leased or purchased in the ordinary course of the Business since May 7, 1997 in respect of lumber operating and fixed assets, and since April 30, 1997 in respect of other operating and fixed assets.

     (t) Encroachments. All buildings, fixtures, leasehold improvements and facilities owned or leased by Repap Manitoba are wholly within the boundaries of the Real Property on which those buildings, fixtures, leasehold improvements and facilities are located and do not infringe upon or contravene the provisions of any by-law, easement, right of way or encumbrance registered against or otherwise affecting those properties in a manner that would have a Material Adverse Effect on any of the Assets that are necessary for the operation of the Business. There are no buildings, fixtures, improvements or facilities on any adjoining lands, whether public or private, that encroach on those properties in a manner that would have a Material Adverse Effect on any of the Assets that are necessary for the operation of the Business.

     (u) Inventory. For the purposes of the Financial Statements, logs, chips and supplies are valued at the lower of cost, determined primarily on a weighted average basis, and replacement cost and paper and lumber are valued at the lower of cost, determined on a weighted average basis, and net realizable value.

     (v) Consignment Inventory. There is no consignment inventory owned by Repap Manitoba comprising any portion of the Assets located outside of Canada except as disclosed in Schedule 3.1(v).

     (w) Non-Business Assets. Except as disclosed in Schedule 3.1(r) Repap Manitoba has no Asset which has a book value of more than $25,000 or a disposal cost or a yearly aggregate storage or maintenance cost associated with disposing of or owning the Asset of more than $25,000, which is not used in the Business. The Assets include all the assets that have a current book value of more than $25,000 that are material to the operation of the Business. For those Assets set out in Schedule 3.1(r) that have a disposal cost or a yearly aggregate storage or maintenance cost of $25,000 or more associated with disposing of or owning the Assets, the amount of the disposal cost or the yearly aggregate storage or maintenance cost is accurately set out in Schedule 3.1(r).

     (x) Shares. Repap Manitoba does not own, directly or indirectly, any shares or other interest in any firm, company, corporation or business.

     (y) Jurisdictions in which the Business is Carried On. Other than owning inventory in England and Tennessee, and except as disclosed in Schedules 3.1(r) and 3.1(v), Repap Manitoba does not carry on business or own or lease any assets in any jurisdiction other than Manitoba.

     (z) Adverse Events. Since December 31, 1996, Repap Manitoba has not experienced and, to the knowledge of Repap after having made due inquiry of the management of Repap Manitoba, Repap is not aware of any occurrence or event which has had, or might reasonably be expected to have, a Material Adverse Effect.

     (aa) Bankruptcy. No actions have been taken or authorized by Repap Manitoba or, to the knowledge of Repap after having made due inquiry of the management of Repap Manitoba, by any other Person to initiate proceedings for or in respect of the bankruptcy, insolvency, liquidation, dissolution or winding-up of Repap Manitoba.

     (bb) Tax Matters. Except as reflected in the Financial Statements or as would not be reasonably likely to have a Material Adverse Effect, Repap Manitoba has duly filed on a timely basis and in the manner prescribed by law all Tax Returns required to be filed by it and has paid all Taxes which are due and payable. Repap Manitoba has made adequate reserves, accruals and provision in its financial records for Taxes payable by it for the current period that are not yet due and any previous period for which tax returns are not yet required to be filed. There are no actions, suits, proceedings, investigations or claims pending or, to the best knowledge of Repap threatened against Repap Manitoba in respect of Taxes, nor are any matters under discussion with any government authority relating to Taxes asserted by any such authority. There is no liability for Taxes and no basis on which any liability for Taxes might reasonably be expected to be asserted against Repap Manitoba for any period prior to December 31, 1996. There will be no liability for Taxes or any basis on which any liability for Taxes might reasonably be expected to be asserted against Repap Manitoba for any period prior to the Closing Date in excess of the reserves, accruals and provision taken into account for purposes of determining the Working Capital. Repap Manitoba has withheld from each payment made to any of its past or present directors, officers and employees, and to any non-resident of Canada, the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper Tax authority or other receiving officials within the time required under any applicable legislation. Repap Manitoba has remitted to the appropriate Tax authority where required by law to do so all amounts collected by it on account of GST. Repap Manitoba has received notice of assessment from Revenue Canada for its taxation year ending December 31, 1995 and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any Tax by, or the assessment or reassessment of any Tax against Repap Manitoba. Copies of the federal and provincial tax returns for Repap Manitoba for its taxation year ending December 31, 1995 and the taxation year ending December 31, 1996 have been provided to the Buyer and copies of all elections pursuant to the Income Tax Act (Canada) or any other fiscal legislation made by or affecting Repap Manitoba have been provided to the Buyer. All such returns are correct in all material respects and fully disclose the Taxes, expenses, deductions and credits due for such periods to the extent required by law. Repap Manitoba is a registrant for purposes of the Excise Tax Act (Canada) and set out in Schedule 3.1(bb) is its registration number.

     (cc) Acquisitions/Dispositions. Except as disclosed in the Financial Statements Repap Manitoba has not acquired property from, or disposed of property to, any Person with whom it does not deal at arm's length.

     (dd) Undepreciated Capital Cost. The undepreciated capital cost of the Assets as at June 30, 1997 is not less than the amounts set out in
        Schedule 3.1(dd).

     (ee) Other Jurisdictions. Repap Manitoba has not been and is not currently required to file any returns, elections or designations with any taxation authority located in any jurisdiction other than in Canada.

     (ff) Income Tax Ruling Disclosure. After having made due enquiries, Repap does not have any information or knowledge of any facts that were not disclosed to Revenue Canada in advance income tax ruling request letters from Stikeman, Elliott to Revenue Canada dated June 8, 1995 and July 21, 1995 or that were not disclosed to the Buyer, which could reasonably be expected to cause Revenue Canada to withdraw ruling "D" of the advance income tax ruling issued by Revenue Canada and dated July 28, 1995.

     (gg)  Contracts.  Except as set forth in the Financial Statements or in
        Schedule 3.1(gg) and except for contracts caused by the Buyer to be entered into or cancelled by Repap Manitoba in connection with this Agreement and the transactions contemplated hereby: (i) Repap Manitoba is not a party to, or bound by, any contract of any kind which is to be performed or as to which Repap Manitoba may have any right or obligation after the Closing Date other than contracts which have been entered into in the ordinary and usual course of the Business consistent with past practice or pursuant to which Repap

        Manitoba is or would be obligated to expend, or entitled to receive, less than $250,000 in any 12-month period or which is subject to cancellation by Repap Manitoba upon less than three (3) months' notice, without incurring any expenditure and without penalty or increased cost;
        (ii) all contracts to which Repap Manitoba is a party constitute valid and binding obligations of Repap Manitoba, enforceable against Repap Manitoba in accordance with their respective terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles) and are in full force and effect without default, except for such contracts the invalidity or unenforceability of which alone or in the aggregate would not have a Material Adverse Effect; and (iii) there is not any pending or, to the knowledge of Repap, threatened cancellation, existing default, or event under any such contract which, after notice or lapse of time, or both, would constitute a default, except for such pending or threatened cancellations, existing defaults or events which, alone or in the aggregate, would not have a Material Adverse Effect.

     (hh) Environmental Matters. Except as disclosed in Schedule 3.1(hh), or as would not be reasonably likely to have a Material Adverse Effect, Repap Manitoba: (i) is in compliance with applicable Environmental Laws;
        (ii) has not received any written notices from any governmental authority having jurisdiction alleging the violation of, or any claim or liability under, and, after having made due inquiry of the management of Repap Manitoba, Repap has no knowledge of any threatened claims, investigations or other proceedings under any applicable Environmental Law; (iii) is not the subject of any court order, administrative order or decree arising under any Environmental Law; and (iv) has obtained all environmental permits which are required in order to carry on the Business under all applicable Environmental Laws, where non compliance or failure to obtain the same would have individually or in the aggregate a Material Adverse Effect. Except for the undertakings contained in the Reclamation Agreement between Her Majesty the Queen in Right of the Province of Manitoba and Manfor Ltd. (a predecessor of Repap Manitoba), neither Repap nor Repap Manitoba has at any time given any written undertakings with respect to remedying any breach of Environmental Laws which have not been duly performed in accordance with the terms of such undertakings, which breach would have a Material Adverse Effect.

     (ii) Licences. Except as disclosed in Schedule 3.1(ii) Repap Manitoba has acquired, currently holds and previously held, all LicenceS required in connection with the Assets and the Business, the failure of which to hold would have a Material Adverse Effect. Schedule 3.1(ii) contains a complete and accurate list of all LicenceS required for the Business currently held by, granted to, or issued in favour of Repap Manitoba by any governmental or regulatory authority or any third party, including without limitation any timber harvesting rights, the failure of which to hold would have a Material Adverse Effect. All of the foregoing held by Repap Manitoba are in good standing (other than those that have expired or have been terminated in circumstances where their continuance was not required by law) and are being and have been complied with in all respects.

     (jj) List of Insurance Policies. Schedule 3.1(jj) contains a complete and accurate listing of all insurance policies relating to the Assets and the Business including all property damage, general liability, motor vehicle, director and officer liability and life insurance policies.

     (kk) Good Standing. Each of the insurance policies listed in Schedule 3.1(jj) is in good standing, all premiums required to be paid have been properly paid, there have been no misrepresentations or failures to disclose material facts, and there has been no refusal to renew any of the policies and Repap Manitoba has no knowledge of any facts which could reasonably be expected to render any of the policies invalid or unenforceable.

     (ll) Outstanding Claims. Except as disclosed in Schedule 3.1(jj) no threatened or actual claims against or under any of the policies described in Schedule 3.1(jj) have been made in the last three years. Repap Manitoba has given notice of or has otherwise presented in a timely fashion every claim under each insurance policy.

     (mm) No Requirements. Except as disclosed in Schedule 3.1(jj), there are no requirements or recommendations of any insurer of Repap Manitoba with respect to any repair, or modification to or improvements of any of the Assets or the Business the failure of which to comply with or implement would have a Material Adverse Effect.

     (nn) Brokers and Finders. Other than TD Securities Inc. and Dillon Read & Co., Inc., Repap and Repap Manitoba have not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur. Repap agrees to bear all costs it incurs, including fees and expenses of TD Securities Inc. and Dillon Read & Co., Inc., in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

     (oo) Books and Records. The corporate records and minute books of Repap Manitoba are maintained in all material respects in accordance with applicable laws.

     (pp) Residency. The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

     (qq) Accounts Receivable. All receivables recorded on the books of Repap Manitoba are due and payable and no right of set off or counterclaim exists with respect thereto, subject to an allowance for doubtful accounts determined in accordance with accounting principles generally accepted in Canada. The reserves taken for doubtful or bad accounts as shown in the Financial Statements have been determined on a basis consistent with the past practice and consistent with the accounting procedures used by Repap Manitoba in previous fiscal periods. Repap has no knowledge, having made due enquiry of Repap Manitoba management, of any circumstance which would indicate that such reserve is not adequate, where such inadequacy would have a Material Adverse Effect.

3.2 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, neither Repap, Repap Manitoba nor any other Person makes any other express or implied representation or warranty on behalf of Repap or Repap Manitoba.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

4.1 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to Repap as of the date hereof (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

     (a) Incorporation. The Buyer is a corporation duly incorporated, organized and validly subsisting under the laws of British Columbia.

     (b) Authority; Filings, Consents and Approvals. The Buyer has the corporate power and authority to enter into this Agreement and, subject to the receipt of the approvals, consents and authorizations contemplated in this Agreement, to carry out the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no other proceedings on the part of the Buyer are necessary to authorize this Agreement and the consummation of the transactions con-templated hereby.

        Except as required by the Competition Act or the filing of appropriate notices with the relevant stock exchanges, material change reports and press releases, the execution, delivery and performance of this Agreement will not require the Buyer or any of its subsidiaries to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any Person, except for such consents, waivers, authorizations or approvals which the failure to obtain would not be reasonably likely to have a material adverse effect on the business, assets, financial condition or results of operations of the Buyer and its subsidiaries, taken as a whole, or would not be reasonably likely to prohibit or materially delay the Buyer's ability to perform its obligations under this Agreement.

     (c) No Conflict. Subject to the receipt of the regulatory approvals referred to in this Agreement or disclosed in writing to Repap, the execution and delivery of this Agreement by the Buyer does not, and the performance of this Agreement by the Buyer and the consummation by it of the transactions contemplated by this Agreement shall not:

        (i) conflict with or violate the articles or by-laws or equivalent constating and organizational documents of the Buyer;

        (ii) conflict with or violate any law, rule, regulation, permit, order, judgment or decree applicable to the Buyer or its subsidiaries or by which any of their respective properties is bound or affected, the conflict with which or violation of which would have a material adverse effect on the business, assets, financial condition or results of operations of the Buyer and its subsidiaries taken as a whole or would prohibit or materially delay the Buyer's ability to perform its obligations under this Agreement; or

        (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Buyer or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, licence, permit, franchise or other instrument or obligation to which the Buyer or any of its subsidiaries is a party or by which the Buyer or any of its subsidiaries or any of their respective properties is bound or affected, which, in any such case, would have a material adverse effect on the business, assets, financial condition or results of operations of the Buyer and its subsidiaries taken as a whole or would prohibit or materially delay the Buyer's ability to perform its obligations under this Agreement.

     (d) Brokers and Finders. Other than Buckley Gingell & Associates Ltd., the Buyer has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur. The Buyer agrees to bear all costs it incurs, including fees and expenses of Buckley Gingell & Associates Ltd., in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

     (e) Financial Capability. On the Closing Date, the Buyer will have sufficient funds to purchase the Shares on the terms and conditions contemplated by this Agreement.

     (f) Due Diligence. As of the date the Agreement is signed, the Buyer does not have any actual knowledge of any fact which the Buyer in its sole judgment, deems to constitute a breach of any warranty or representation made by Repap in this Agreement. The Buyer does not make any representation or warranty that the due diligence examination upon which it based its judgement was accurate or complete and Repap hereby acknowledges that the enforceability of the representations and warranties made by Repap in this Agreement shall not in any manner be, or be deemed to be, waived or otherwise affected by the Buyer's actual knowledge of any fact constituting such material breach.

4.2 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article IV, neither the Buyer nor any other Person makes any other express or implied representation or warranty on behalf of the Buyer.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

                             OF REPAP AND THE BUYER

5.1 ACCESS AND INFORMATION.

     (a) Repap shall permit the Buyer and its representatives after the date of execution of this Agreement to have reasonable access, during regular business hours and upon reasonable advance notice, to any and all of the Assets and to the officers of Repap Manitoba, subject to Repap's reasonable rules and regulations, and shall furnish, or cause to be furnished, to the Buyer any financial and operating data or other information that is available with respect to the Business or the Assets as may be reasonably necessary for the Buyer or Repap to obtain any third party action, consent or approval required hereunder or as the Buyer shall from time to time otherwise reasonably request, provided that the foregoing shall not require Repap to permit any inspection, or to disclose any information, that in its reasonable judgment would result in the disclosure of any trade secrets of third parties or violate any of Repap's or Repap Manitoba's obligations with respect to confidentiality if Repap shall have used its reasonable best efforts to obtain the consent of any such third party to such inspection or disclosure.

     (b) In the event of the termination of this Agreement, the Buyer at its own expense shall promptly deliver (without retaining any copies thereof) to Repap, or (at Repap's option) confirm in writing to Repap that it has destroyed all information furnished to the Buyer, any of its Affiliates or its representatives by Repap, Repap Manitoba or any of their respective agents, employees or representatives as a result hereof or in connection herewith, whether so furnished before or after the execution hereof, and all analyses, compilations, forecasts, studies or other documents prepared by the Buyer or its representatives which contain or reflect any such information. The Buyer shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained to be kept confidential and will not use, or permit the use of, such information in its business or in any other manner or for any other purpose except as contemplated hereby.

     (c) All information provided or obtained pursuant to clause (a) above shall be held by the Buyer in accordance with and subject to the terms of the confidentiality agreement, dated May 12, 1997, between the Buyer and Repap.

5.2 REGISTRATIONS, FILINGS AND CONSENTS; PROCEEDINGS.

     (a) Repap and the Buyer will cooperate and use their respective reasonable best efforts to fulfil the conditions precedent to the other party's obligations hereunder, including but not limited to, securing as promptly as practicable all consents, approvals, waivers and authorizations required, necessary or desirable in connection with the transactions contemplated hereby. The Buyer and Repap will promptly file documentary materials required by the Competition Act, Environmental Laws and each of the other items listed in Section 3.1(c) and Section 4.1(b) and promptly file any additional information requested as soon as practicable after receipt of request therefor; provided that each party shall duly file with the Director the notification required under the Competition Act with respect to the sale and purchase of the Shares no later than three Business Days after the date hereof.

     (b) Without limiting the provisions set forth in paragraph (a) above, the Buyer shall use its best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to the Competition Act that is required for the consummation of the transactions contemplated by this Agreement, which efforts shall not include, the proffer by the Buyer of its willingness to accept an order providing for the divestiture by the Buyer of such of the Assets or the Business or the assets and businesses of the Buyer as are necessary for the Buyer to fully consummate the transactions contemplated by this Agreement, or an offer to hold separate any such assets and businesses pending such divestiture.

     (c) Each of the Buyer and Repap shall vigorously defend or cause to be defended any lawsuits or other legal proceedings brought against it or any Affiliate thereof challenging this Agreement or the completion of the transactions contemplated by this Agreement. Neither the Buyer nor Repap shall settle or compromise any claim brought by their respective present, former or purported holders of any of their securities in connection with the transactions contemplated by this Agreement prior to the Closing Date without the prior written consent of the other party, which consent shall not be unreasonably withheld.

5.3 OPERATION OF BUSINESS. During the period commencing on the date hereof and continuing until the Closing Date, unless the Buyer shall otherwise agree in writing (such agreement not to be unreasonably withheld) or as otherwise expressly contemplated or permitted by this Agreement, Repap will cause Repap
Manitoba:

     (a) to carry on its business in the regular and ordinary course (in substantially the same manner as heretofore conducted) and use its reasonable best efforts to preserve intact the Assets, the Business, organization, employees, customers, suppliers and goodwill;

     (b) not to subdivide, consolidate, redeem, purchase or otherwise acquire or reclassify any of its outstanding shares of any class, declare any dividends on or make other distributions (whether in cash, securities or property or any combination thereof) in respect of its shares of any class;

     (c) not to amend its articles or by-laws or similar constating and organizational documents (and Repap shall not amend them);

     (d) not to allot, issue, authorize or propose or commit to the issuance of (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), or, directly or indirectly, through an Affiliate or otherwise, purchase or propose the purchase of, any shares in its capital of any class or securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities;

     (e)   not to commit to or merge or consolidate with or into any other
        Person;

     (f) not to sell, lease, transfer, mortgage, hypothecate or otherwise dispose of any of the Assets that are material, individually or in the aggregate, to the Business, the other Assets, financial condition or results of operations of Repap Manitoba taken as a whole other than in the ordinary course of business and other than one R8 chlorine dioxide generator and the pressure parts and structural steel for a Gotaverken recovery boiler which are not necessary for the business of Repap Manitoba;

     (g)   not to

        (i) incur indebtedness for money borrowed in any amount or assume, guarantee, endorse or otherwise become liable or responsible for the financial obligations of any other Person other than in the ordinary course of the Business for amounts less than $100,000, or issue or sell any debt securities (it being understood that such prohibition shall not prevent or hinder the drawing of funds pursuant to credit facilities established and available as of the date hereof);

        (ii) approve any new capital expenditures in excess of $100,000 individually and $500,000 in the aggregate except as disclosed in
             Schedule 3.1(n) or approved in writing by the Buyer;

        (iii) dispose of or incur, create or assume any Encumbrance other than Permitted Encumbrances on any individual capital asset of Repap Manitoba without the written consent of the Buyer;

        (iv) enter into any further hedging or trading transactions pursuant to a treasury products contract or similar agreement or any similar type of transaction through or with any Person; and

        (v) enter into a contract, agreement, lease, commitment or arrangement with respect to any of the foregoing; and

     (h) not to grant to any officer of Repap Manitoba any increase in compensation or in severance or termination pay, or enter into new or amend existing agreements respecting employment (including benefits) with any director or officer of Repap Manitoba, except as may be required under employment or termination agreements in effect on the date hereof or as may be required by law or in a manner consistent with past practices.

5.4 CONTINUED EMPLOYMENT; EMPLOYEE BENEFIT PLANS.  The Buyer shall:

     (a) cause Repap Manitoba to retain in employment all employees of Repap Manitoba who were employed on the Closing Date, for a period of at least 30 days, at the same rate of compensation in effect immediately prior to the Closing; and

     (b) give Employees of Repap Manitoba credit for all service with Repap Manitoba and Repap and its Continuing Affiliates (including any other service credited for purposes of the Plans) under all employee benefit plans, programs and policies of the Buyer in which they become participants for purposes of eligibility, vesting and benefit accrual (other than benefit accrual under tax-qualified defined benefit pension plans where such accrual would result in a duplication of benefits).

5.5 RETENTION OF BOOKS AND RECORDS. The Buyer shall cause Repap Manitoba to retain, until all applicable tax statutes of limitations (including periods of waiver) have expired, all books, records and other documents pertaining to Repap Manitoba in existence on the Closing Date that are required to be retained under current retention policies and to make the same available after the Closing Date for the purpose of preparing the Closing Date Financial Information, and for inspection and copying by Repap or its agents at Repap's expense, during regular business hours and upon reasonable request and upon reasonable advance notice. Repap shall keep such records strictly confidential and use them only for tax and accounting purposes except as required by law or regulatory authority, or reasonably required in connection with legal or regulatory proceedings.

5.6 CLOSING DATE FINANCIAL INFORMATION. For a period of one year from and after the Closing Date, to the extent reasonably necessary for Repap or its Continuing Affiliates to prepare consolidated financial statements or any governmental permits, licenses or required filings and to comply with reporting obligations in respect thereof, upon the written request of Repap and upon Repap paying the Buyer's out-of-pocket costs, the Buyer shall cause Repap Manitoba to provide, to Repap and its accountants within 20 Business Days of such request such computer support, access to employees and the Buyer's accountants and financial information of Repap Manitoba as of the Closing Date as Repap may reasonably request in the format customarily required by Repap or its Affiliates and, upon Repap's request, it will be accompanied by supplemental financial schedules customarily required by Repap or its Affiliates in support of such financial information. Repap shall keep such records strictly confidential and use them only for accounting and tax purposes.

5.7 NOTIFICATION OF CERTAIN MATTERS. Each of the Buyer and Repap shall promptly notify the other if any of the representations and warranties made by it and contained in this Agreement ceases to be true, accurate and complete in any material respect and of any failure to comply in any material respect with any of its obligations under this Agreement.

5.8 NON-SOLICITATION OF EMPLOYEES. For a period of one (1) year following the Closing Date, neither Repap nor any Continuing Affiliate shall solicit the employment of any person, it knows to be an employee of Repap Manitoba or employ any person it knows to be such an employee (other than any hourly worker or any Employee who serves in a clerical function) without the prior written consent of the Buyer; provided, however, that

     (a) general solicitations of employment published in a journal, newspaper or other publication of general circulation and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this Section 5.8; and

     (b) Repap, its Continuing Affiliates and representatives shall not be prohibited from employing any such person who contacts them on his or her own initiative and without any solicitation by Repap, its Continuing Affiliates or representatives.

5.9 CHANGE OF NAME. The Buyer shall, forthwith after the Closing, cause Repap Manitoba to file all documents required to change the name of Repap Manitoba to a name which does not make any use of the name "Repap" or any name similar thereto, and the Buyer shall not use, and the Buyer shall cause Repap Manitoba to not use, the name "Repap" or any name similar thereto.

5.10 INTER COMPANY ACCOUNTS. On the Closing Date, all intercompany accounts between Repap Manitoba, on the one hand, and Repap or its Continuing Affiliates, on the other hand, shall be settled and paid.

5.11 TAX RETURN. The parties shall co-operate with each other with the preparation of the tax return for Repap Manitoba for the taxation year that ends on the change of control resulting from the transactions contemplated in this Agreement, which the Buyer shall cause Repap Manitoba to file with Revenue Canada in a timely manner.

5.12 FURTHER ASSURANCES. At any time after the Closing Date, Repap and the Buyer shall, and the Buyer shall cause Repap Manitoba to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the Buyer or Repap, as the case may be, and necessary for the Buyer or Repap, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby. Neither the Buyer nor Repap shall enter into any transaction or perform any act which might reasonably be expected to interfere or be inconsistent with the successful completion of the transactions contemplated by this Agreement or which would render inaccurate any of its representations and warranties in this Agreement.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

6.1 CONDITIONS FOR THE BENEFIT OF THE BUYER. The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by the Buyer in writing on or prior to the Closing Date of each of the following conditions:

     (a) (i) Each of the representations and warranties of Repap contained in this Agreement which refers to a Material Adverse Effect or otherwise makes reference to a concept of materiality shall be true when made and as of the Closing Date, and each of the other representations and warranties of Repap contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (A) representations and warranties that are made as of a specific date need be true, or true in all material respects, as the case may be, only as of such date and (B) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date); (ii) each of the covenants and agreements of Repap to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and (iii) the Buyer shall have received at the Closing, certificates to the effect (i) and (ii) above and to the effect that Repap does not have any actual knowledge of any fact which Repap, in its sole judgment, deems to constitute a breach of any warranty or representation made by the Buyer in this Agreement, dated as of the Closing Date and executed on behalf of Repap by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries, provided that the enforceability of the representations and warranties made by the Buyer in this Agreement shall not in any manner be, or be deemed to be, waived or otherwise affected by Repap's actual knowledge of any fact constituting such material breach.

     (b) The Reclamation Agreement dated May 4, 1989 between Her Majesty the Queen in Right of the Province of Manitoba and Manfor Ltd. as amended by the letter dated November 29, 1990 from Manitoba Environment to Repap Manitoba.

     (c) The Buyer shall have received from Repap an opinion of Thompson Dorfman Sweatman, counsel to Repap, dated as of the Closing Date, in form and content reasonably satisfactory to the Buyer and its solicitors.

     (d) Repap shall have delivered to the Buyer resignations of all corporate directors and officers of Repap Manitoba, effective immediately after the Closing, provided that the resignations of corporate officers shall specifically provide that the resignation does not constitute a resignation of employment with Repap Manitoba.

     (e) Receipt by the Buyer prior to the Closing Date of assurances satisfactory to the Buyer that there will be no liability to Repap Manitoba as a result of the completion of the transactions contemplated in this Agreement arising from any reassessment by Revenue Canada of the transactions described in, or from the withdrawal by Revenue Canada of, the advance income tax ruling dated July 28, 1995 in relation to Skeena Cellulose Inc.

     (f) Receipt by the Buyer from GATX Capital Canada Inc. prior to the Closing Date of confirmation that Repap is not in default under the GATX Equipment Lease and that the GATX Equipment Lease entitles Repap Manitoba to acquire clear title to the equipment described in the GATX Equipment Lease on the terms and conditions described therein.

     (g) Conclusion to the Buyer's satisfaction prior to the Closing Date of its discussions with the Province of Manitoba with respect to the Buyer's capital and management plan and the Province's intent regarding the SPADA.

     (h) The termination, prior to the Closing Date, without liability to Repap Manitoba or the Buyer of all sales, marketing and other contracts between Repap Manitoba and Repap and/or its Continuing Affiliates and/or Skeena Cellulose Inc. identified by the Buyer as requiring termination, and if any such contracts are not able to be terminated prior to the Closing Date then the giving of notice of termination of those contracts in accordance with their terms prior to the Closing Date and the receipt of the written consent of Skeena Cellulose Inc. or the approval of the Supreme Court of British Columbia to the termination of the agreements to which Skeena Cellulose Inc. is a party and which are to be terminated.

     (i) Repap and Repap Manitoba shall have obtained all consents and approvals set forth in Schedule 3.1(c).

     (j) Repap and Repap Manitoba shall deliver all documents reasonably requested by the Buyer or its counsel and shall take all actions reasonably necessary to complete the transactions contemplated by this Agreement.

     (k) The execution and delivery by Repap and Repap Manitoba of an assignment agreement, in form and content satisfactory to the Buyer acting reasonably, assigning the SPADA from Repap to Repap Manitoba with effect as of the Closing Date.

6.2 CONDITIONS FOR THE BENEFIT OF REPAP. The obligation of Repap to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Repap in writing on or prior to the Closing Date of each of the following conditions:

     (a) (i) Each of the representations and warranties of the Buyer contained in this Agreement qualified by a concept of materiality shall be true when made and as of the Closing Date, and each of the other representations and warranties of the Buyer contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (A) representations and warranties that are made as of a specific date need be true, or true in all material respects, as the case may be, only as of such date and
        (B) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date); (ii) each of the covenants and agreements of the Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and (iii) Repap shall have received at the Closing certificates to the effect of (i) and
        (ii) and to the effect that the Buyer does not have any actual knowledge of any fact which the Buyer, in its sole judgment, deems to constitute a breach of any warranty or representation made by Repap in this Agreement, dated as of the Closing Date and executed on behalf of the Buyer by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries, provided that the enforceability of the representations and warranties made by Repap in this Agreement shall not in any manner be, or be deemed to be, waived or otherwise affected by the Buyer's actual knowledge of any fact constituting such material breach.

     (b) Repap shall have received from Ladner Downs, as counsel for the Buyer, an opinion, dated as of the Closing Date, in form and content reasonably satisfactory to Repap and its solicitors.

     (c) the Buyer shall deliver all documents reasonably requested by Repap or its counsel and shall take all actions reasonably necessary to complete the transactions contemplated by this Agreement.

6.3 CONDITIONS FOR THE BENEFIT OF THE BUYER AND REPAP. The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by both parties on or prior to the Closing Date of the following conditions:

     (a) Each party shall have duly filed with the Director the information required under the Competition Act with respect to the sale and purchase of the Shares and been notified that the Director does not intend to apply to the Competition Tribunal under section 92 or 100 of the Competition Act or the waiting period required by the Competition Act, and any extensions thereof obtained by request or other action of the Director, shall have expired without the Director notifying either party that the Director intends to apply to the Competition Tribunal under section 92 or 100 of the Competition Act.

     (b) No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect on the Closing Date and prohibits the consummation of the Closing.

6.4 TERMINATION IN THE EVENT OF SHAREHOLDER ACTION. If: (a) the consummation of the Closing on the Closing Date is prevented as a result of an action, proceeding or claim initiated by or participated in by or on behalf of any shareholder or debenture holder of Repap before any court, securities commission, stock exchange or other regulatory authority, or (b) not more than two hours prior to the Closing such action, proceeding or claim reasonably could be expected, if ultimately successful, to result in the transactions contemplated by this Agreement being delayed, prevented or voided then, provided the condition to Closing contained in Section 6.1(g) shall have been satisfied or waived by the Buyer, the Buyer shall have the right, notwithstanding any other provision of this Agreement, to terminate this Agreement by written notice to Repap whereupon Repap shall pay to the Buyer within five (5) Business Days of receipt by Repap of such notice by certified cheque in the amount of $2,500,000, plus documented out-of-pocket expenses incurred by the Buyer in connection with this Agreement and not exceeding $1,500,000, in satisfaction of all liabilities of Repap to the Buyer pursuant to this Agreement. Upon such termination of this Agreement pursuant to this Section 6.4 and payment by Repap to the Buyer of the amounts referred to in this Section 6.4, the provisions of
Section 7.2 shall apply.

                                  ARTICLE VII

                                  TERMINATION

7.1 TERMINATION.  This Agreement may be terminated at any time prior to the
Closing:

     (a)   by agreement of the Buyer and Repap;

     (b) by either the Buyer or Repap, by giving written notice of such termination to the other party, if (x) any condition for the benefit of the terminating party hereunder has not been satisfied or waived and (y) the Closing shall not have occurred on or prior to August 8, 1997; provided that the terminating party is not in material breach of its obligations under this Agreement;

     (c) by either the Buyer or Repap if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any order, injunction, decree or judgment of any court or governmental body having competent jurisdiction;

7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with Section 6.4 or 7.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this
Section 7.2 and in Sections 5.1(b), 5.1(c), 9.2, 9.3 and 9.4 hereof, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination in accordance with Section 7.1.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; KNOWLEDGE OF BREACH.

     (a) Notwithstanding any investigations made by any party or any otherwise applicable statutory limitation periods, the representations and warranties included or provided for herein or in any document or certificate delivered at the Closing shall survive the Closing, and any reorganization, amalgamation, arrangement, sale or transfer of the Shares or the Preferred Shares or the Assets, until three years after the Closing Date; provided, however, that any representation, warranty, covenant or agreement contained in Sections 3.1(bb), (ff) and (nn), and
        Section 4.1(d) hereof, shall survive the Closing until the expiration of the applicable statutory limitation periods (including any waivers or extensions thereof) with respect to such matters. The covenants and other agreements contained in this Agreement shall survive the Closing until the date or dates specified therein or (except as to Section 5.4(a)) the expiration of the applicable statutory limitation periods (including any waivers or extensions thereof) with respect to such matters, whichever is later. Except with respect to the representations, warranties, covenants and agreements contained in Sections 3.1(nn) and 4.1(d) hereof, in no event shall the Buyer be liable to Repap or Repap be liable to the Buyer, as the case may be, for any breach or inaccuracy of the representations, warranties, covenants and agreements included or provided for herein or in any schedule or certificate or other document delivered pursuant to this Agreement, unless and until all claims for which any damage, loss, liability, cost or expense may be suffered or incurred ("DAMAGE") are recoverable hereunder by the Buyer or Repap, as the case may be, exceed $1,000,000 (the "DEDUCTIBLE"), in which case the Buyer or Repap, as the case may be, shall be entitled to Damages in an amount up to ten percent of the Purchase Price in the aggregate; provided, however, that the Buyer or Repap, as the case may be, shall be liable only for the amount by which all such recoverable damages exceed the Deductible; provided, further, that for purposes of this Agreement, in determining whether there is a breach of, or action or state of facts inconsistent with, any representation or warranty, the terms "MATERIAL", "MATERIALITY" and "MATERIAL ADVERSE EFFECT", when applied to:

        (i) the representations and warranties contained in sub-paragraphs 3.1(d)(ii), (e) and (f) shall mean Damage in excess of $25,000 (the "FINANCIAL DAMAGE THRESHOLD");

        (ii) all other representations and warranties contained in Section 3.1 and for breach of any other term or condition of this Agreement shall mean any Damage in excess of $100,000 (the "GENERAL DAMAGE THRESHOLD");

        for each individual proven Damage (or group of Damages arising from the same event, condition or course of conduct) for which indemnification is being sought (whether or not such claim is being made against the Deductible). For this purpose, if the relevant representation and warranty contains a material, materiality or Material Adverse Effect standard in the aggregate, the Financial Damage Threshold or General Damage Threshold as applicable shall similarly apply in the aggregate.

     (b) No party hereto shall be deemed to have breached any representation, warranty, covenant or agreement if (i) such party shall have notified the other parties hereto in writing, on or prior to the Closing Date, of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of or inaccuracy in, such representation, warranty, covenant or agreement, specifically referring to the provisions of this Agreement so breached or rendered inaccurate, and (ii) the other party has permitted the Closing to occur and, for purposes of this Agreement, is thereby deemed to have waived such breach or inaccuracy; provided, however, that a disclosure pursuant to this
        Section 8.1(b) shall not prejudice the rights of the parties pursuant to
        Article VII hereof not to consummate the transactions contemplated by this Agreement and to recover damages incurred as a result of such breach or inaccuracy.

8.2 INDEMNIFICATION.

     (a) For a period commencing on the Closing Date and ending, as the case may be, upon the expiration of the periods specified in Section 8.1(a) hereof, Repap or the Buyer, as the case may be (the "INDEMNIFYING PARTY"), shall, subject to the limitations set forth in Sections 8.1(a) and 8.1(b) hereof, indemnify, defend and hold harmless respectively the Buyer, or Repap, as the case may be (the "INDEMNIFIED PARTY"), against and in respect of all losses, damages, liabilities, costs and expenses (including reasonable legal fees and expenses incurred in investigating, preparing or defending any claims covered hereby) sustained or incurred arising out of any breaches of the Indemnifying Party's representations, warranties, covenants and agreements set forth in this Agreement. Any payments pursuant to this Section 8.2 shall be treated as an adjustment to the Purchase Price.

     (b) Repap releases and waives any right of indemnity and contribution from Repap Manitoba.

     (c) The indemnities provided herein as they relate to this Agreement and the transactions contemplated by this Agreement shall, in each case, be the sole and exclusive remedy of the parties hereto, their Affiliates, successors and assigns with respect to any and all claims for losses, damages, liabilities, costs and expenses sustained or incurred arising out of this Agreement and the transactions contemplated by this Agreement, except for the right of the parties hereto to seek specific performance of or injunctive relief in respect of the obligations set forth in Article II and Sections 5.1(c), 5.4 and 5.8 of this Agreement.

8.3 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this
Section 8.3. If any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not in any manner prejudice the right of the Indemnified Party to indemnification to the fullest extent provided hereunder) (the "THIRD PARTY CLAIM NOTICE") and in the event that an Indemnified Party shall assert a claim for indemnity under this Article VIII, not including a third party claim, the Indemnified Party shall notify the Indemnifying Party promptly following the determination by the Indemnified Party that it has a basis for a claim and the information relied on to make the claim (together, with a Third Party Claim Notice, a "CLAIM NOTICE"); provided, that the failure to notify on the part of the Indemnified Party in the manner set forth herein shall not foreclose any rights otherwise available to such Indemnified Party hereunder, except to the extent that the Indemnifying Party is prejudiced by such failure to notify. The Indemnifying Party shall have 30 days from the delivery of the Third Party Claim Notice (except that such a period shall be decreased to a time that is 10 days before a scheduled appearance date in a litigated matter) (the "NOTICE PERIOD") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and by counsel reasonably acceptable to the Indemnified Party. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of, or which would otherwise have a material adverse effect on, the Indemnified Party or any subsidiary or Affiliate thereof. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion of any such claim or demand as to which such defense is unsuccessful (and all reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 8.1 hereof. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel reasonable access to all business records and other documents relevant to such defense or settlement, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its best efforts in the defense of all such claims, and in connection therewith shall be entitled to reimbursement by the Indemnifying Party of expenses directly related to efforts undertaken at the specific request of the Indemnifying Party.

                                   ARTICLE IX

                                 MISCELLANEOUS

9.1 AMENDMENT AND MODIFICATION; WAIVER. This Agreement may only be amended or modified in writing, signed by Repap and the Buyer, at any time prior to the Closing with respect to any of the terms contained herein. At any time prior to the Closing either Repap or the Buyer may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party granting such extension or waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

9.2 RETURN OF INFORMATION. If for any reason whatsoever the sale and purchase of the Shares pursuant to this Agreement is not consummated, the Buyer shall promptly return to Repap or Repap Manitoba all books, records and documents of Repap or Repap Manitoba (including all copies, if any, thereof) furnished by Repap, Repap Manitoba, or any of their respective agents, employees, or representatives, and shall not use or disclose the information contained in such books, records or documents for any purpose or make such information available to any other Person.

9.3 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

9.4 PUBLIC DISCLOSURE. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of the share exchanges upon which the securities of the parties or their Affiliates are listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution, content, terms or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by law or the rules and regulations of any share exchange upon which the securities of one of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

9.5 ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto other than an assignment by the Buyer to an Affiliate, which may be done by the Buyer without the consent of Repap. Any assignment of this Agreement by the Buyer to an Affiliate shall not relieve the Buyer from the Buyer's obligations under this Agreement.

9.6 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein.

9.7 FULFILMENT OF OBLIGATIONS. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

9.8 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, ex-press or implied, is intended to confer upon any Person other than the Buyer, Repap, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

9.9 SCHEDULES. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, including each representation and warranty to which it may relate, but inclusion therein shall expressly not be deemed to constitute an admission by Repap, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

9.10 COUNTERPARTS. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

9.11 SECTION HEADINGS. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.12 NOTICES. All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile, telex or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

     (a)   if to Repap, to:

        Repap Enterprises Inc.
        1250 Rene-Levesque Blvd. West
        Suite 3800
        Montreal, Quebec
        H3B 4Y3 Canada
        Attention: Terry W. McBride,
        Vice President and
        General Counsel
        fax: (514) 846-1328

       With copies to:

        Thompson Dorfman Sweatman
        Toronto Dominion Centre
        2200-201 Portage Avenue
        Winnipeg, Manitoba
        R3B 3L3

       Attention: Michael Sinclair
       fax: (202) 943-6445

     (b)   if to the Buyer, to:

        Tolko Industries Ltd.
        Box 39
        3203 -- 30(th) Avenue
        Vernon, British Columbia
        V1T 6M1
        Attention: Doug Wilkes
        Chief Financial Officer
        fax: (250) 545-4783

       With a copy to:

        Ladner Downs
        Barristers & Solicitors
        1200 Waterfront Centre
        200 Burrard Street
        P.O. Box 48600
        Vancouver, British Columbia
        V7X 1T2
        Attention: William F. Sirett
        fax: (604) 687-1415

     Any notice given by mail shall be deemed to be delivered, if mailed at any other time than during a general discontinuance of postal service due to strike, lockout or otherwise, on the fourth Business Day after the post-marked date thereof. Any notice given by telex or facsimile shall be deemed to be delivered on the Business Day following the sending. Any notice delivered personally shall be deemed to be delivered at the time it is delivered to the applicable address noted above either to the individual designated above or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered personally or by telex or facsimile.

9.13 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Manitoba without reference to the choice of law principles thereof. Each party hereto hereby submits to the jurisdiction, but not the exclusive jurisdiction, of the courts of the Province of Manitoba.

9.14 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

     IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                                         REPAP ENTERPRISES INC.

                                         Per:
                                          Name:
                                          Title:

                                         Per:
                                          Name:
                                          Title:

                                         TOLKO INDUSTRIES LTD.

                                         Per:
                                          Name: John Thorlakson
                                          Title: Vice-President

                                         Per:
                                          Name: Doug Wilkes
                                          Title: Chief Financial Officer

                                                          SCHEDULES

    Schedule  1.1(pp)         Permitted Encumbrances
    Schedule  2.6(i)(B)       Escrow Agreement
    Schedule  3.1(c)          Repap's Consents and Approvals
    Schedule  3.1(e)          Financial Statements
    Schedule  3.1(g)          Conflicts
    Schedule  3.1(i)          Litigation
    Schedule  3.1(k)          Labour and Employment Relations
    Schedule  3.1(l)          Benefit Plans
    Schedule  3.1(m)          Property Deficiencies
    Schedule  3.1(n)          Capital Expenditures
    Schedule  3.1(o)          Real Property
    Schedule  3.1(r)          Personal Property
    Schedule  3.1(v)          Consignment Inventory
    Schedule  3.1(bb)         Tax Matters
    Schedule  3.1(dd)         Undepreciated Capital Cost
    Schedule  3.1(gg)         Contracts
    Schedule  3.1(hh)         Environmental Matters
    Schedule  3.1(ii)         Licences
    Schedule  3.1(jj)         Insurance

     SCHEDULE 1.1(pp) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD., AS OF THE 18TH DAY OF JULY, 1997.

                             PERMITTED ENCUMBRANCES

A. Charges or liens on account of taxes, assessments or governmental or statutory charges or levies not at the time due and delinquent or the validity of which are being contested in good faith by proper legal or administrative proceedings, as approved in writing by the Buyer.

B. Charges or liens arising by virtue of any judgment rendered or claim filed against Repap Manitoba which is being contested in good faith by proper legal proceedings, as approved in writing by the Buyer.

C. Undetermined or inchoate liens and charges incidental to current operations which have not at such time been filed against Repap Manitoba pursuant to law or which relate to obligations not due or delinquent.

D. Restrictions, easements, rights-of-way, servitudes or other similar rights (the "Rights") in the Real Property which are granted to or reserved by other persons and which in the aggregate do not have a Material Adverse Effect.

E. The right reserved or vested in any municipality or governmental or other public authority by the terms of any lease, Licence, franchise or grant acquired by Repap Manitoba or by any statutory provisions, to terminate any such lease, Licence, franchise or grant or to require annual or other payments as a condition to the continuance thereof.

F. The encumbrance resulting from the deposit of cash or securities by Repap Manitoba in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations, liens or claims incidental to construction, builders' and mechanics', warehouseman's, carriers' and other similar liens.

G. Security given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the Business, all in the ordinary course of the Business.

H. The reservations, limitations, provisions and conditions, if any, expressed in any original grants from the Crown.

I. Title defects or irregularities which are of a minor nature and in the aggregate will not materially impair the use of any of the Assets for the purpose for which they are held by Repap Manitoba.

J. Applicable municipal and other governmental restrictions affecting the use of the Assets or the nature of any structures which may be erected on the Real Property, provided such restrictions have been substantially complied with.

K. Encumbrances, reservations and renewals thereof on equipment acquired or leased by Repap Manitoba after July 3, 1997 to secure the payment of the purchase price or the lease payments or the repayment of moneys borrowed to pay the purchase price or the lease payments of such equipment.

L.  Encumbrances which are approved in writing by the Buyer.

M. Reservations, limitations, provisos and interests set out in ss. 58(1) of The Real Property Act (Manitoba).

N. Encumbrances listed on the attached list of Personal Property Registry (Manitoba) registrations marked as Exhibit "I".

O. Encumbrances listed on the attached list of Real Property marked as Exhibit "II".

P. Bank of Canada registration No. 29384 in favour of The Toronto-Dominion Bank and registration No. 29385 in favour of The Royal Bank of Canada, both dated October 25, 1995 and which will be discharged on closing.

                                   EXHIBIT I

                    PERSONAL PROPERTY SECURITY REGISTRATIONS

     The following is a list of registrations in the Personal Property Registry (Manitoba) as of 4:30 p.m. on July 3, 1997:

DEBTOR: REPAP MANITOBA

1.       Registration No:       951020-109747
         Secured Party:         NEL National Capital Leasing Ltd
                                276-A Colony Street
                                Winnipeg MB R3C 1W3
         Description:           Purchase Money Security Interest ("PMSI") covering equipment described as 1 Cisco 2500 Ethernet Dual Serial Multi
                                Protocl, 1 High Density Male DTE V/35 Cable, 10 feet, 1 IDS
                                Desktop feature set
         Expiry:                October 20, 1998
         NOTE: Registration also under other business debtor names (Skeena Cellulose Inc.).
2.       Registration No:       950515-108244
         Secured Party:         Dana Commercial Credit, Canada Inc.
                                310 -- 690 Dorval Drive
                                Oakville ON L6K 3W7
         Description:           Security Agreement covering equipment described in a
                                Schedule.
         Expiry:                May 15, 1998
         NOTE: Also registered under other debtor business name (Skeena Cellulose Inc.)
3.       Registration No:       950504-109044
         Secured Party:         National Typewriter and Office Equipment
                                272 Main Street
                                Winnipeg MB R3C 1B1
         Description:           PMSI covering a Canon LC5000 # VBY10118 Fax and a Canon
                                LC7000
                                VBY03817 Fax.
         Expiry:                May 4, 1998
4.       Registration No:       950207-101999
         Secured Party:         NEL National Equipment Leasing Ltd.
                                276 Colony Street
                                Winnipeg MB R3C 1W3
         Description:           PMSI covering equipment (1 QCA6021C 11 Hour Storage, 1
                                QCA8242A 8 Port,
                                1 Q0C414C Card, 1 QPC513H Card).
         Expiry:                February 7, 1998
NOTE: This registration is registered under other debtor business names (Skeena Cellulose
  Inc.)
DEBTOR: REPAP MANITOBA, A DIVISION OF SKEENA CELLULOSE INC.
5.       Registration No:       950224-100319
         Secured Party:         National Typewriter and Office Equipment (see No. 3)
         Description:           PMSI covering a Canon fax LC5000, S/N UBV10118.
         Expiry:                February 24, 1998
DEBTOR: REPAP MANITOBA INC.
6.       Registration No:       970605-106276
         Secured Party:         NEL National Capital Leasing Ltd.
         Description:           PMSI covering 1 Panasonic CF25 10X CD-ROM S/N # 7EK5C05922
         Expiry:                June 5, 2000

7.       Registration No:       970602-103080
         Secured Party:         Ford Credit Canada Ltd.
         Description:           PMSI covering 1997 Ford F250 pickup S/N 1FTFF28L4VKC88779
         Expiry:                June 2, 2000
8.       Registration No:       970522-108471
         Secured Party:         NEL National Capital Leasing Ltd. (see No. 1)
         Description:           PMSI covering 1 HP LJ 4V 500 Sheet Cassette 1 Goldstar 8X
                                IDE CD ROM.
         Expiry:                May 22, 2000
9.       Registration No:       970512-112357
         Secured Party:         NEL National Capital Leasing Ltd. (see No. 1)
         Description:           PMSI covering 1 Panasonic CF25 10X CD ROM; 3 NEC Versa 6000 battery charger; 2 NEC Versa 6000 Portbar.
         Expiry:                May 12, 2000.
10.      Registration No:       970429-106612
         Secured Party:         Dana Commercial Credit, Canada Inc. 27 -- 1075 North Service
                                Road West Oakville ON L6N 2G2
         Description:           Security Agreement covering the collateral described in the attached Schedule.
         Expiry:                April 29, 2000.
11.      Registration No:       970429-106604
         Secured Party:         Dana Commercial Credit, Canada Inc. (see No. 9)
         Description:           Security Agreement covering the collateral described in
                                attached Schedule.
         Expiry:                April 29, 2000.
12.      Registration No:       970418-103840
         Secured Party:         NEL National Capital Leasing Ltd. (see No. 1)
         Description:           PMSI covering equipment described in the attached Schedule.
         Expiry:                April 18, 2000.
13.      Registration No:       970408-109034
         Secured Party:         NEL National Capital Leasing Ltd. (see No. 1)
         Description:           PMSI covering equipment described in the attached Schedule.
         Expiry:                April 8, 2000.
14.      Registration No:       970327-109250
         Secured Party:         NEL National Capital Leasing Ltd. (see No. 1)
         Description:           PMSI covering equipment described in the attached Schedule.
         Expiry:                March 27, 2000.
15.      Registration No:       970314-105191
         Secured Party:         Toyota Credit Canada Inc.
                                80 Microcourt Suite 200
                                Markham ON L3R 4Z5
         Description:           Security Agreement covering a 1997 Toyota 4Runner, Serial
                                Number
                                JT3HN86R7V0086606.
         Expiry:                March 14, 2000.
16.      Registration No:       970228-108021
         Secured Party:         NEL National Capital Leasing Ltd. (see No. 1)
         Description:           PMSI covering 3-DEC Celebris GLST 6/200 3 4-DEC 17" SVGA
                                Frost White.
         Expiry:                February 28, 2000.

17.      Registration No:       961002-110555
         Secured Party:         MTC Leasing Inc.
                                3310 South Service Road
                                Burlington ON L7R 3Y7
         Description:           PMSI covering the collateral described in the attached
                                Schedule.
         Expiry:                October 2, 1999.
18.      Registration No:       960916-108218
         Secured Party:         AT&T Capital Canada Inc.
                                900 -- 925 West Georgia Street
                                Vancouver BC V6C 3L2
         Description:           PMSI covering PMP System Upgrade Package together with all attachments.
         Expiry:                September 16, 1999.
19.      Registration No:       960722-126452
         Secured Party:         Dana Commercial Credit, Canada Inc.
                                690 Dorval Drive South
                                Oakville ON L6K 3W7
         Description:           Security Agreement covering the collateral described in the attached Schedule.
         Expiry:                July 22, 1999.
20.      Registration No:       960722-107296
         Secured Party:         Ford Credit Canada Ltd.
                                300 -- 1610 Ness Avenue
                                Winnipeg MB R3J 3X3
         Description:           PMSI covering a 1996 Ford F150 Pick-up, Serial Number
                                1FTEF15Y6TLC02000.
         Expiry:                July 22, 1999.
21.      Registration No:       960722-107288
         Secured Party:         Ford Credit Canada Ltd. (see No. 19)
         Description:           PMSI covering a 1996 Ford F150 Pick-up, Serial Number
                                1FTEF15Y3TLC04769.
         Expiry:                July 22, 1999.
22.      Registration No:       960717-103118
         Secured Party:         Ford Credit Canada Ltd. (see No. 19)
         Description:           PMSI covering a 1996 Ford F150 Pick-up, Serial Number
                                1FTEF15Y1TLC04771.
         Expiry:                July 17, 1999.
23.      Registration No:       960717-103053
         Secured Party:         Ford Credit Canada Ltd. (see No. 19)
         Description:           PMSI covering a 1996 Ford F150 Pick-up, Serial Number
                                1FTEF15YXTLC04770.
         Expiry:                July 17, 1999.
24.      Registration No:       960527-103510
         Secured Party:         GATX Capital Canada Inc.
                                2411 -- 150 King Street West
                                Toronto ON M5K 1J9
         Description:           PMSI covering the collateral described in the attached
                                Schedule.
         Expiry:                May 27, 1999.
25.      Registration No:       960226-101016
         Secured Parties:       (a) NEL National Capital Leasing Ltd. (see No. 1)
                                (b) The Bank of Nova Scotia
                                     200 Portage Avenue
                                     Winnipeg MB R3C 3X2
         Description:           PMSI covering 1 Volvo Zettelmeyer ZL802 Articulated Wheel
                                Loader,
                                S/N ZL8026701345 C/W Bucket and Forks.
         Expiry:                February 26, 1999.

26.      Registration No:       960226-101008
         Secured Party:         NEL National Capital Leasing Ltd. (see No. 4)
         Description:           PMSI covering the collateral described in the attached
                                Schedule.
         Expiry:                February 26, 1999.
27.      Registration No:       960209-104273
         Secured Party:         Caterpillar Financial Services Ltd.
                                700 Dorval Drive, Suite 705
                                Oakville ON L6K 3B3
         Description:           Security Agreement covering one Caterpillar Model D8N Track
                                Type Tractor,
                                S/N 5DJ02329.
         Expiry:                February 9, 1999.
28.      Registration No:       960205-113219
         Secured Party:         Caterpillar Financial Services Ltd. (see No. 26)
         Description:           PMSI covering one new Caterpillar Model GP40LP Forklift, S/N
                                1CM00702.
         Expiry:                February 5, 1999.
29.      Registration No        960125-103646
         Secured Party:         National Typewriter and Office Equipment (see No. 3)
         Description:           PMSI covering a Canon Fax LC5000, S/N UBV58911, .5 MB
                                Memory.
         Expiry:                January 25, 1999.
30.      Registration No:       951106-117742
         Secured Parties:       (a) The Toronto-Dominion Bank
                                     Toronto-Dominion Centre
                                     Toronto ON M5K 1A2
                                (b) Royal Bank of Canada
                                     20 King Street West
                                     Toronto ON M5H 1C4
         Description:           Joint Demand Debenture for $55,000,000 US dated November 7,
                                1995.
         Expiry:                No expiry.
31.      Registration No:       951031-102485
         Secured Parties:       (a) The Toronto-Dominion Bank (see No. 29)
                                (b) Royal Bank of Canada (see No. 29)
         Description:           Security Agreement covering all intangibles, inventory and book debts of the business debtor.
         Expiry:                October 31, 1998.
32.      Registration No:       860327-108882
         Secured Party:         The Toronto-Dominion Bank
                                55 King Street West and Bay Street
                                Toronto ON M5K 1A2
         Description:           Security Agreement covering Assignment of Book Debts dated
                                March 21, 1986.
         Expiry:                March 27, 1998.
ALBERTA
DEBTOR: REPAP MANITOBA INC.
1.       Registration No:       95103120176
         Secured Party:         The Toronto-Dominion Bank
                                Royal Bank of Canada
         Description:           General Security Agreement
         Expiry:                October 31, 2000

2.       Registration No:       92060513626
         Secured Party:         The Toronto-Dominion Bank
         Description:           Accounts
         Expiry:                June 5, 1997
DEBTOR: REPAP MANITOBA/SKEENA CELLULOSE INC.
3.       Registration No:       91103023601
         Secured Party:         General Electric Capital Canada Leasing Inc.
         Description:           Railway Rolling Stock
         Expiry:                October 30, 2001
4.       Registration No:       91103023643
         Secured Party:         General Electric Capital Canada Leasing Inc.
         Description:           Railway Rolling Stock
         Expiry:                October 31, 2001
DEBTOR: SKEENA CELLULOSE INC.
5.       Registration No:       92120700502
         Secured Party:         General Electric Capital Canada Leasing Inc.
         Description:           Railway Rolling Stock (railcars)
         Expiry:                December 7, 2002
DEBTOR: REPAP MANITOBA, A DIVISION OF SKEENA CELLULOSE INC.
6.       Registration No:       91103023601
         Secured Party:         General Electric Capital Canada Leasing Inc.
         Description:           Railway Rolling Stock
         Expiry:                October 30, 2001
7.       Registration No:       91103023643
         Secured Party:         General Electric Capital Canada Leasing Inc.
         Description:           Railway Rolling Stock
         Expiry:                October 31, 2001
8.       Registration No:       92060513626
         Secured Party:         The Toronto-Dominion Bank
         Description:           Accounts
         Expiry:                June 5, 1997
9.       Registration No:       95103120176
         Secured Party:         The Toronto-Dominion Bank
                                Royal Bank of Canada
         Description:           General Security Agreement
         Expiry:                October 31, 2000
ONTARIO
DEBTOR: REPAP MANITOBA INC.
1.       Registration No:       951026 1403 0028 5569
         Secured Party:         The Toronto-Dominion Bank
         Description:           Inventory, Accounts, Other
         Expiry:                October 26, 2000
2.       Registration No:       951026 1403 0028 5570
         Secured Party:         The Toronto-Dominion Bank
                                Royal Bank of Canada
         Description:           Inventory, Accounts, Other
         Expiry:                October 26, 2000

ARKANSAS
JURISDICTION: SECRETARY OF STATE
DEBTOR: REPAP MANITOBA INC.
1.       Registration No:       987791
         Secured Party:         Royal Bank of Canada
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing
         Expiry:                N/A
2.       Registration No:       987792
         Secured Party:         The Toronto-Dominion Bank
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing
         Expiry:                N/A
JURISDICTION: ASHLEY COUNTY
DEBTOR: REPAP MANITOBA INC.
3.       Registration No:       95-1135
         Secured Party:         Royal Bank of Canada
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing
         Expiry:                N/A
4.       Registration No:       95-1136
         Secured Party:         The Toronto-Dominion Bank
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing
         Expiry:                N/A
CALIFORNIA
JURISDICTION: SECRETARY OF STATE
DEBTOR: REPAP MANITOBA INC.
1.       Registration No:       9530560051
         Secured Party:         The Toronto-Dominion Bank
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing.
         Expiry:                N/A
2.       Registration No:       9530560080
         Secured Party:         Royal Bank of Canada
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing.
         Expiry:                N/A

JURISDICTION: PLACER COUNTY
DEBTOR: REPAP MANITOBA INC.
3.       Registration No:       95-058474
         Secured Party:         The Toronto-Dominion Bank
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter required, including all products and
                                proceeds of the foregoing
         Expiry:                N/A
4.       Registration No:       95-058475
         Secured Party:         Royal Bank of Canada
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing.
         Expiry:                N/A
OHIO
JURISDICTION: SECRETARY OF STATE
DEBTOR: REPAP MANITOBA INC.
1.       Registration No:       022035 10319511713
         Secured Party:         The Toronto-Dominion Bank
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing.
         Expiry:                N/A
2.       Registration No:       022035 10319511712
         Secured Party:         Royal Bank of Canada
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing.
         Expiry:                N/A
JURISDICTION: HAMILTON COUNTY
DEBTOR: REPAP MANITOBA INC.
3.       Registration No:       6897 1210
         Secured Party:         The Toronto-Dominion Bank
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing.
         Expiry:                N/A
4.       Registration No:       6897 1209
         Secured Party:         Royal Bank of Canada
         Description:           All of Debtor's inventory consisting of pulpwood, unbleached pulp, kraft pulp, sack kraft pulp and lumber, whether now
                                owned or hereafter acquired, including all products and
                                proceeds of the foregoing.
         Expiry:                N/A

                                   EXHIBIT II

                                 REAL PROPERTY

THE MILL SITE PROPERTY

PARCEL ONE:                Parcels A, B and C Plan 5153 PLTO (N Div) in 78-6 EPM
                           Exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486470)

Encumbrances:

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL TWO:               Parcel:  S 1/2 30 and all that portion Section 19,
                           which lies to the north of the left bank of the Saskatchewan River, in 56-25 WPM, as shown on Township Diagram dated June 24, 1915, exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 2: All those portions of NW 1/4 13, NE 1/4 14, Legal Subdivision 11 of said Section 14, and
                          SE 1/4 24, which lies to the north of the left bank of
                           the Saskatchewan River, Legal Subdivisions 13 and 14 of Section 14, all Section 23, N 1/2 and SW 1/4 24, and S 1/2 25 and S 1/2 26, all in 56-26 WPM, as shown on Township Diagram dated November 29, 1913, exc 1stly: out of the Sw 1/4 26, the sly 750 feet perp of the nly 1240 feet perp 2ndly: out of the SE 1/4 26, the sly 750 feet perp of the nly 1240 feet perp of the wly 360 feet perp 3rdly: all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486472)

Encumbrances:

Caveat No. 42594           filed August 19, 1969 at 9:33 a.m. by the Manitoba
                           Hydro Electric Board giving notice of an Easement
                           Agreement made on August 5, 1969 between Churchill
                           Forestry Industries (Manitoba) Limited and the
                           Manitoba Hydro Electric Board.

Caveat No. 43329           filed October 15, 1970 at 9:14 a.m. by the Manitoba
                           Hydro Electric Board giving notice of an Easement
                           Agreement made October 1, 1970 between Churchill
                           Forest Industries (Manitoba) Limited and MHEB.

Caveat No. 46192           filed November 12, 1975 at 9:22 a.m. by Canadian
                           National Railway Company giving notice of a Right-of-Way Agreement dated May 28, 1975.

Caveat No. 85-1935         filed March 15, 1985 by the Manitoba Hydro Electric
                           Board giving notice of an Easement Agreement dated
                           November 29, 1984 between Manfor Ltd. and the
                           Manitoba Hydro Electric Board.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL THREE:              Parcel 1:  All that portion of the Government Road
                           Allowance (now closed) in 56-25 WPM, lying between Sections 19 and 30, in 56-25 WPM which lies between the straight productions Sly of the eastern and western limits of said

                           Section 30. Exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 2: All that portion of the Government Road Allowance (now closed) lying between the western limits of Sections 19 and 30 and the straight production Sly of the Western limit of said Section 30, in 56-25 WPM and the eastern limits of Sections 24 and 25 and the straight production Sly of the eastern limit of said Section 25, in 56-26 WPM which lies between the left bank of the Saskatchewan River and the straight production Wly of the northern limit of the SW 1/4 of said Section 30, Exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 3: All that portion of the Government Road Allowance (now closed), in 56-26 WPM, lying between the western limit of Sections 13, 24 and 25, and the straight production Sly of the western limit of said
                           Section 25, all in 56-26 WPM, and the eastern limits of Sections 14, 23 and 26 and the straight production Sly of the eastern limit of said Section 26, all in 56-26 WPM, which lies between the left bank of the Saskatchewan River and the straight production Wly of the northern limit of the SW 1/4 of said Section 25, exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 4: All that portion of the Government Road Allowance (now closed), in 56-26 WPM, lying between Sections 24 and 25, in 56-26 WPM, which lies between the straight productions Sly of the eastern and western limits of said Section 25, exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 5: All that portion of the Government Road Allowance (now closed), in 56-26 WPM, lying between Sections 23 and 26, in 56-26 WPM, which lies between the straight productions Sly of the eastern and western limits of said Section 26, exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486527)

Encumbrances:

Caveat No. 43329N          filed October 15, 1970 at 9:14 a.m. by the Manitoba
                           Hydro Electric Board giving notice of an Easement
                           Agreement made October 1, 1970 between Churchill
                           Forest Industries (Manitoba) Limited and MHEB.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN 96-4040               Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL FOUR:               The Sly 750 feet perp of the Nly 1240 feet perp of
                          SW 1/4 26, and the Sly 750 feet perp of the Nly 1240
                           feet perp of the Wly 360 feet perp of SE 1/4 26, all in 56-26 WPM Exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486557)

Encumbrances:

Caveat No. 46192N          filed November 12, 1975 at 9:22 a.m. by Canadian
                           National Railway Company giving notice of a Right-of-Way Agreement dated May 28, 1975.

Caveat No. 85-1935N        filed March 15, 1985 by the Manitoba Hydro Electric
                           Board giving notice of an Easement Agreement dated
                           November 29, 1984 between Manfor Ltd. and the
                           Manitoba Hydro Electric Board.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN 96-4040               Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL FIVE:              NW 1/4 27-56-26 WPM Exc all mines, minerals and other
                           reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486577)

Encumbrances:

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL SIX:               N 1/2 26-56-26 WPM Exc all mines, minerals and other
                           reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486490)

Encumbrances:

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL SEVEN:             NW 1/4 22-56-26 WPM, exc 1stly: Rly Plan 539 PLTO (N
                           Div) 2ndly: Plans 4597 PLTO (N Div) and 7295 PLTO (N
                           Div) 3rdly: all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486493)

Encumbrances:

Agreement No. 199296N      registered October 204 1969 at 9:43 a.m. by the
                           Manitoba Hydro Electric Board giving notice of an Agreement between HMQ (Manitoba) and the Manitoba
                           Hydro Electric Board.

Easement No. 81-8732N      registered August 17, 1981 by the Manitoba Hydro
                           Electric Board giving notice of an Easement Agreement made June 24, 1981 between HMQ (Manitoba) and the
                           Manitoba Hydro Electric Board.

Caveat No. 85-1935         filed March 15, 1985 by the Manitoba Hydro Electric
                           Board giving notice of an Easement Agreement dated
                           November 29, 1984 between Manfor Ltd. and the
                           Manitoba Hydro Electric Board.

Caveat No. 96-816          filed February 5, 1996 by MTS NetCom Inc. giving
                           notice of an Easement Agreement.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL EIGHT:              Parcel 1:  E 1/2 27-56-26 WPM, exc 1stly: Rly Plan
                           539 PLTO (N Div) 2ndly: Plan 4597 PLTO (N Div) 3rdly:
                           all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 2: All that portion of the Government Road Allowance (now closed) which lies between Sections 26 and 27-56-26 WPM Exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486501)

Encumbrances:

Agreement No. 202496       registered December 24, 1975 between Manitoba
                           Forestry Resources Ltd. and Canadian National Railway
                           Company.

Caveat No. 85-1935         filed March 15, 1985 by the Manitoba Hydro Electric
                           Board giving notice of an Easement Agreement dated
                           November 29, 1984 between Manfor Ltd. and the
                           Manitoba Hydro Electric Board.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL NINE:              SW 1/4 27-56-26 WPM exc 1stly: Rly Plan 539 PLTO (N
                           Div) 2ndly: Road Plan 7049 PLTO (N Div) 3rdly: Plan 4597 PLTO (N Div) and 7295 PLTO (N Div) 4thly: all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486509)

Encumbrances:

Agreement No. 202496N      registered December 24, 1975 between Manitoba
                           Forestry Resources Ltd. and Canadian National Railway
                           Company.

Easement No. 81-8732N      registered August 17, 1981 by the Manitoba Hydro
                           Electric Board giving notice of an Easement Agreement made June 24, 1981 between HMQ (Manitoba) and the
                           Manitoba Hydro Electric Board.

Caveat No. 85-1935N        filed March 15, 1985 by the Manitoba Hydro Electric
                           Board giving notice of an Easement Agreement dated
                           November 29, 1984 between Manfor Ltd. and the
                           Manitoba Hydro Electric Board.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

THE HOUSE LOCATED IN THE PAS

PARCEL TEN:                In the Town of The Pas and being Lot 12 Block 3 Plan
                           2362 PLTO in the N 1/2 3 and S 1/2 10-56-26 WPM exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. E9564)

Encumbrances:

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

     SCHEDULE 3.1(c) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD., AS OF THE 18TH DAY OF JULY, 1997.

                         REPAP'S CONSENTS AND APPROVALS

1. Consent of the Lenders to exempt the transactions contemplated by this Agreement from the definition of "Change of Control" contained in the Term Loan Agreement and the Operating Credit Agreement.

2. Consent of TD Capital Group Limited as agent for the Lenders including itself, Royal Bank of Canada and The Toronto-Dominion Bank, under the Standby Loan Agreement.

3.   Consent of GATX Capital Canada Inc. pursuant to the GATX Equipment Lease.

4. Consent of GE Capital Canada pursuant to the equipment lease agreement dated June 8, 1995 between GE Capital Canada Inc. and Repap Manitoba.

5.   Consent of Ferrostaal AG under the Ferrostaal Credit Facility.

6. Consent of Montreal Trust under the Deed of Hypotheque between Repap and Montreal Trust dated March 18, 1997.

     SCHEDULE 3.1(e) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD., AS OF THE 18TH DAY OF JULY, 1997.

                              FINANCIAL STATEMENTS

1. See the audited financial statements of Repap Manitoba for the year ending December 31, 1995 consisting of the attached 16 pages.

2. See the audited financial statements of Repap Manitoba for the year ending December 31, 1996 consisting of the attached 17 pages.

3. See the quarterly unaudited statements of Repap Manitoba for the quarter ending March 31, 1997 consisting of the attached three pages.

4. See the quarterly unaudited statements of Repap Manitoba for the quarter ending June 30, 1997, consisting of the attached three pages.

     SCHEDULE 3.1(g) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                                   CONFLICTS

A.  CONFLICTS

1. The agreements for which consent is required pursuant to Schedule 3.1(c) and except as otherwise disclosed in any other Schedule to this Agreement.

2.   The employment contracts listed in B -2 of Schedule 3.1(k).

B.  COMPLIANCE

1. There are outstanding stumpage fees of approximately $1,000,000.00 owing to the Province of Manitoba by Repap Manitoba Inc. under the Forest Management Licence Agreement which were due June 15, 1997 and which are scheduled to be paid in the week of July 21, 1997. These fees are shown as accruing in the Financial Statements.

2. Repap Manitoba has applied for a water rights licence from the Manitoba Department of Natural Resources regarding the diversion of water from the Saskatchewan River. This licence has not yet been issued.

3. Repap Manitoba has not proceeded with the development of the BCTMP Mill and has not undertaken the additional nine million dollars in capital expenditures on the sawmill as required under the provisions of the Amended and Restated Forest Management Licence Agreement and the SPADA.

4. There is an outstanding order of the Manitoba Department of Labour Workplace Safety and Health regarding a "Spray Coating Operation".

     SCHEDULE 3.1(i) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD., AS OF THE 18TH DAY OF JULY, 1997.

                                   LITIGATION

1. Northern Flood Committee and Cross Lake Indian Bank v. Skeena Cellulose Inc., carrying on business under the trade name Repap Manitoba, and the Province of Manitoba (CI 91-01-55236).

     Status: Cross Lake Indian Band has commenced an action against the Province of Manitoba and Repap Manitoba based on a claim of aboriginal rights to areas under Repap Manitoba's Forest Management License Agreement. The likelihood of success and the ultimate loss are not determinable at this time.

2. Henrickson Mechanical and Structural Co. Ltd. v. Repap Manitoba Inc. (CI 92-04-00108).

     Status: Hendrickson Mechanical and Structural Co. Ltd. filed a Statement of Claim in February, 1992 to recover disputed funds. An amended Statement of Claim was filed on December 10, 1996. The likelihood of success and the ultimate loss are not determinable at this time.

3. The People of the Province of Manitoba & Terry Hendrickson v. Repap Enterprises Inc. (96-04-00300 CIV)

     Status: A Statement of Claim was filed in November, 1996 to request that certain provisions to be placed on Repap Manitoba prior to any possible sale of Repap. An application to dismiss the action has been brought which Repap believes will be successful.

4.   Marty Lokos v. Manfor Ltd. (CI 88-01-32934)

     Status: The Court of Appeal has upheld the trial judges decision dismissing the claim, but plaintiff's counsel has indicated that leave may be sought to appeal to the Supreme Court of Canada (which is unlikely to occur). There has been some dispute between parties over the wording of the Certificate of Decision of the Court of Appeal, but it is expected that the Certificate will be finalized in the immediate future.

5.   Skeena Cellulose Inc. (Manitoba Division) v. Canadian Industrial Risk
     Insurers.

     Status: During the week of October, 1993, the mill was shut down due to bunker "C" oil that entered condensate system thus contaminating condensate and feedwater systems. This claim is ongoing and is for less than one million dollars. The likelihood of success and the ultimate loss are not determinable at this time.

6. A dispute has arisen between Repap Manitoba, Delta Catalytic Constructors Ltd. and Sandwell Inc. with respect to construction and engineering services relating to the SPX project. Considerable delays and overruns were experienced and Delta Catalytic has claimed approximately two million dollars for extras and compensation to complete the project. Repap Manitoba believes that some or all of these extras are not justified and are the responsibility of either Delta Catalytic or Sandwell as engineer. No writs have been issued and the parties continue to discuss settlement. The likelihood of success and ultimate loss are not determinable at this time.

7. There is potential litigation with Ladimex Inc., Repap Manitoba's sales agent for the Carribean, regarding a dispute over the exclusivity of the oral agency agreement.

     SCHEDULE 3.1(k) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                        LABOUR AND EMPLOYMENT RELATIONS

A.  COLLECTIVE AGREEMENTS

1. Agreement made May 21, 1995 between Repap Manitoba and Communications, Energy and Paperworkers Union of Canada and its Local 342 C.L.C. (CEP Local
     342).

2. Agreement between Repap Manitoba and Communications, Energy and Paperworkers Union of Canada (CEP Local 1403).

3. Master Agreement between Repap Manitoba and Industrial, Wood & Allied Workers of Canada, (IWA Local 324) effective September 1, 1995 to August 31, 1998.

B.  EMPLOYMENT AGREEMENTS

1. There are term contracts for temporary employment of the employees listed in the attached list consisting of two pages for the terms indicated in that list.

2. There are agreements providing for severance or termination payments to officers of Repap Manitoba, copies of which have been provided to the Buyer.

C.  THREATENED OR PENDING STRIKE WALKOUT OR OTHER WORK STOPPAGE

     None. Negotiations with both locals of the Communication, Energy and Paperworkers Union of Canada will follow ratification of the British Columbia agreements and it is unlikely that a strike will occur. Only one legal strike has ever occurred at this worksite, however, there have been several "information picket" lines and one short-lived illegal walkout several years ago.

D.  GRIEVANCES

     There are currently six grievances being processed with CEP 1403. They include issues concerning missed overtime opportunities, qualification standards for a clerical position and training opportunities. They are all minor in nature and will be resolved at the second or third stage of the grievance procedure. The number of year to date grievances for 1997 is 24 grievances.

     There are two current grievances with the Industrial, Wood and Allied Workers of Canada and all are "bumping" issues in our harvesting operations. The year to date number of grievances for 1997 is 23 grievances.

     There have been no grievances filed by any member of CEP Local 342 for 1997.

     Overall rates of grievance filings are five per month for all unions, which has been consistent over the past several years.

     SCHEDULE 3.1(l) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                                 BENEFIT PLANS

A.  EMPLOYEE BENEFITS

1.   See attached list consisting of three pages.

2. Repap Manitoba has confirmed to its employees that it will cover the cost of contesting a reassessment by Revenue Canada based on a denial of the northern travel benefit claimed by its employees.

B.  PENSION PLANS

1. Repap Manitoba Salaried Employee's Pension Plan, Manitoba Registration No. and Revenue Canada Registration No. 0369314, Fund Account No. 037-170904-6.

2. Repap Communications, Energy and Paperworkers Union of Canada Hourly Employee's Pension Plan, Manitoba and Federal Registration No. 0369462, Fund Account No. 037-170905-8.

3. Repap Industrial, Wood and Allied Workers of Canada Employee's Pension Plan, Manitoba and Federal Registration No. 00960278, Fund Account No. 7228-1.

4. The Repap Supplementary Pension Plan dated August, 1996. Effective as of the Closing Date, Repap shall have no further obligation in respect of this Plan to employees of Repap Manitoba.

     The Administrator for the first three plans is William M. Mercer Ltd. The Fund Managers for the Salaried/Communications, Energy and Paperworkers Union of Canada pension plans are Phillips, Hager, North and Knight, Bain, Seath, Holbrook and Integra Capital Management. The Fund Manager for the Industrial, Wood and Allied Workers of Canada pension plan is Mutual Life.

     There are unfunded liabilities in both the Communications, Energy and Paperworkers Union of Canada and Industrial, Wood and Allied Workers of Canada Employee's Pension Plans and there is a surplus in the Salaried Employee's Pension Plan, the details of which have been disclosed to the Buyer.

     Revenue Canada is requiring amendments to the Salaried Employee's Pension Plan as described in the attached letter from Revenue Canada dated March 6, 1996.

C.  SHARE OPTIONS

     All employees of Repap Manitoba were entitled to participate in a share purchase plan involving shares in the capital of Repap and selected senior management of Repap Manitoba were entitled to participate in a share option plan involving shares in the capital of Repap.

     SCHEDULE 3.1(m) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                             PROPERTY DEFICIENCIES

1. Skeena Cellulose Inc. has a right of first refusal on the R8 chlorine dioxide generator described in Section 5.3(f) of the Agreement.

     SCHEDULE 3.1(n) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                              CAPITAL EXPENDITURES

1. See the 1996 -- 2001 capital program summary and accompanying notes consisting of the attached three pages, the five year capital forecast summary and plans as of August, 1996 consisting of the attached 20 pages, the five year asset preservation forecast summary and plans as of August, 1996 consisting of the attached six pages and the five year major maintenance forecast summary and plans as of August, 1996 consisting of the attached 17 pages.

2. See the 1997 Capital Expenditure Budget revised July 4, 1997 and dated June 30, 1997 consisting of the attached four pages beginning with an inter-office memorandum dated July 7, 1997.

     SCHEDULE 3.1(o) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                                 REAL PROPERTY

A.  OWNED REAL PROPERTY

THE MILL SITE PROPERTY

PARCEL ONE:                Parcels A, B and C Plan 5153 PLTO (N Div) in 78-6 EPM
                           Exc all mines, minerals and other reservations as contained in The Crown Lands Act. (Certificate of
                           Title No. 1486470)

Encumbrances:

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL TWO:               Parcel:  S 1/2 30 and all that portion Section 19,
                           which lies to the north of the left bank of the Saskatchewan River, in 56-25 WPM, as shown on Township Diagram dated June24, 1915, exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 2: All those portions of NW 1/4 13, NE 1/4 14, Legal Subdivision 11 of said Section 14, and
                          SE 1/4 24, which lies to the north of the left bank of
                           the Saskatchewan River, Legal Subdivisions 13 and 14 of Section 14, all Section 23, N 1/2 and SW 1/4 24, and S 1/2 25 and S 1/2 26, all in 56-26 WPM, as shown on Township Diagram dated November 29, 1913, exc 1stly: out of the Sw 1/4 26, the sly 750 feet perp of the nly 1240 feet perp 2ndly: out of the SE 1/4 26, the sly 750 feet perp of the nly 1240 feet perp of the wly 360 feet perp 3rdly: all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486472) Encumbrances:

Caveat No. 42594           filed August 19, 1969 at 9:33 a.m. by the Manitoba
                           Hydro Electric Board giving notice of an Easement
                           Agreement made on August 5, 1969 between Churchill
                           Forestry Industries (Manitoba) Limited and the
                           Manitoba Hydro Electric Board.

Caveat No. 43329           filed October 15, 1970 at 9:14 a.m. by the Manitoba
                           Hydro Electric Board giving notice of an Easement
                           Agreement made October 1, 1970 between Churchill
                           Forest Industries (Manitoba) Limited and MHEB.

Caveat No. 46192           filed November 12, 1975 at 9:22 a.m. by Canadian
                           National Railway Company giving notice of a Right-of-Way Agreement dated May 28, 1975.

Caveat No. 85-1935         filed March 15, 1985 by the Manitoba Hydro Electric
                           Board giving notice of an Easement Agreement dated
                           November 29, 1984 between Manfor Ltd. and the
                           Manitoba Hydro Electric Board.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL THREE:              Parcel 1:  All that portion of the Government Road
                           Allowance (now closed) in 56-25 WPM, lying between Sections 19 and 30, in 56-25 WPM which lies between the straight productions Sly of the eastern and western limits of said Section 30. Exc all mines, minerals and other reservations as contained in The
                           Crown Lands Act.

                           Parcel 2: All that portion of the Government Road Allowance (now closed) lying between the western limits of Sections 19 and 30 and the straight production Sly of the Western limit of said Section 30, in 56-25 WPM and the eastern limits of Sections 24 and 25 and the straight production Sly of the eastern limit of said Section 25, in 56-26 WPM which lies between the left bank of the Saskatchewan River and the straight production Wly of the northern limit of the SW 1/4 of said Section 30, Exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 3: All that portion of the Government Road Allowance (now closed), in 56-26 WPM, lying between the western limit of Sections 13, 24 and 25, and the straight production Sly of the western limit of said
                           Section 25, all in 56-26 WPM, and the eastern limits of Sections 14, 23 and 26 and the straight production Sly of the eastern limit of said Section 26, all in 56-26 WPM, which lies between the left bank of the Saskatchewan River and the straight production Wly of the northern limit of the SW 1/4 of said Section 25, exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 4: All that portion of the Government Road Allowance (now closed), in 56-26 WPM, lying between Sections 24 and 25, in 56-26 WPM, which lies between the straight productions Sly of the eastern and western limits of said Section 25, exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 5: All that portion of the Government Road Allowance (now closed), in 56-26 WPM, lying between Sections 23 and 26, in 56-26 WPM, which lies between the straight productions Sly of the eastern and western limits of said Section 26, exc all mines, minerals and other reservations as contained in The Crown Lands Act. (Certificate of Title No. 1486527)

Encumbrances:

Caveat No. 43329N          filed October 15, 1970 at 9:14 a.m. by the Manitoba
                           Hydro Electric Board giving notice of an Easement
                           Agreement made October 1, 1970 between Churchill
                           Forest Industries (Manitoba) Limited and MHEB.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN 96-4040               Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL FOUR:               The Sly 750 feet perp of the Nly 1240 feet perp of
                          SW 1/4 26, and the Sly 750 feet perp of the Nly 1240
                           feet perp of the Wly 360 feet perp of SE 1/4 26, all in 56-26 WPM Exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486557)

Encumbrances:

Caveat No. 46192N          filed November 12, 1975 at 9:22 a.m. by Canadian
                           National Railway Company giving notice of a Right-of-Way Agreement dated May 28, 1975.

Caveat No. 85-1935N        filed March 15, 1985 by the Manitoba Hydro Electric
                           Board giving notice of an Easement Agreement dated
                           November 29, 1984 between Manfor Ltd. and the
                           Manitoba Hydro Electric Board.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN 96-4040               Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL FIVE:               NW 1/4 27-56-26 WPM Exc all mines, minerals and other
                           reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486577)

Encumbrances:

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL SIX:                N 1/2 26-56-26 WPM Exc all mines, minerals and other
                           reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486490)

Encumbrances:

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL SEVEN:              NW 1/4 22-56-26 WPM, exc 1stly: Rly Plan 539 PLTO (N
                           Div) 2ndly: Plans 4597 PLTO (N Div) and 7295 PLTO (N
                           Div) 3rdly: all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486493)

Encumbrances:

Agreement No. 199296N      registered October 204 1969 at 9:43 a.m. by the
                           Manitoba Hydro Electric Board giving notice of an Agreement between HMQ (Manitoba) and the Manitoba
                           Hydro Electric Board.

Easement No. 81-8732N      registered August 17, 1981 by the Manitoba Hydro
                           Electric Board giving notice of an Easement Agreement made June 24, 1981 between HMQ (Manitoba) and the
                           Manitoba Hydro Electric Board.

Caveat No. 85-1935         filed March 15, 1985 by the Manitoba Hydro Electric
                           Board giving notice of an Easement Agreement dated
                           November 29, 1984 between Manfor Ltd. and the
                           Manitoba Hydro Electric Board.

Caveat No. 96-816          filed February 5, 1996 by MTS NetCom Inc. giving
                           notice of an Easement Agreement.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL EIGHT:              Parcel 1:  E 1/2 27-56-26 WPM, exc 1stly: Rly Plan
                           539 PLTO (N Div) 2ndly: Plan 4597 PLTO (N Div) 3rdly:
                           all mines, minerals and other reservations as contained in The Crown Lands Act.

                           Parcel 2: All that portion of the Government Road Allowance (now closed) which lies between Sections 26 and 27-56-26 WPM Exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486501)

Encumbrances:

Agreement No. 202496       registered December 24, 1975 between Manitoba
                           Forestry Resources Ltd. and Canadian National Railway
                           Company.

Caveat No. 85-1935         filed March 15, 1985 by the Manitoba Hydro Electric
                           Board giving notice of an Easement Agreement dated
                           November 29, 1984 between Manfor Ltd. and the
                           Manitoba Hydro Electric Board.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

PARCEL NINE:               SW 1/4 27-56-26 WPM exc 1stly: Rly Plan 539 PLTO (N
                           Div) 2ndly: Road Plan 7049 PLTO (N Div) 3rdly: Plan
                           4597 PLTO (N Div) and 7295 PLTO (N Div) 4thly: all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. 1486509)

Encumbrances:

Agreement No. 202496N      registered December 24, 1975 between Manitoba
                           Forestry Resources Ltd. and Canadian National Railway
                           Company.

Easement No. 81-8732N      registered August 17, 1981 by the Manitoba Hydro
                           Electric Board giving notice of an Easement Agreement made June 24, 1981 between HMQ (Manitoba) and the
                           Manitoba Hydro Electric Board.

Caveat No. 85-1935N        filed March 15, 1985 by the Manitoba Hydro Electric
                           Board giving notice of an Easement Agreement dated
                           November 29, 1984 between Manfor Ltd. and the
                           Manitoba Hydro Electric Board.

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

THE HOUSE LOCATED IN THE PAS

PARCEL TEN:                In the Town of The Pas and being Lot 12 Block 3 Plan
                           2362 PLTO in the N 1/2 3 and S 1/2 10-56-26 WPM exc all mines, minerals and other reservations as contained in The Crown Lands Act.

                           (Certificate of Title No. E9564)

Encumbrances:

Mortgage No. 95-7061       filed November 7, 1995 in favour of The
                           Toronto-Dominion Bank and Royal Bank of Canada.

PPSN No. 96-4040           Personal Property Security Notice filed June 13, 1996
                           by GATX Capital Canada Inc.

B.  LEASED/LICENCED REAL PROPERTY

1. All property covered by the Amended and Restated Forest Management Licence Agreement between the Province of Manitoba and Repap Manitoba dated as of May 4, 1989 (the "FMA") for which Repap Manitoba has harvesting rights subject to the provisions of the FMA in return for Crown dues on timber volumes and the Crown dues stipulated in the FMA.

2.   Lease of office space in Thompson, Manitoba.

3.   Lease of office space in Swan River, Manitoba.

4.   Lease of office space in Wabowden, Manitoba.

5.   Leases of land from the Town of The Pas at The Pas airport for:

     (a)   two parking stalls, expiring November 1, 1997;

     (b)   one airplane hanger, expiring September 30, 2001; and

     (c) 2400 square metres of space used for air monitoring equipment, expiring November 30, 2000.

6. Lease of office space in the Cranberry Portage area of Manitoba legally described as Parcel B, Plan 28831 PLTO in S 1/2 and NW 1/4 31-64-26 WPM

C.   LEASES/SUBLEASES FROM REPAP MANITOBA

1.   Parcel 10 in Part A above is leased to R. Staple.

D.   ASBESTOS

     There is asbestos in the buildings located on the Real Property comprising the mill site, which is to be dealt with in the manner provided for under the Reclamation Agreement between Manfor Ltd. and The Province of Manitoba dated May 4, 1989.

     SCHEDULE 3.1(r) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD., AS OF THE 18TH DAY OF JULY, 1997.

                               PERSONAL PROPERTY

A.  MOBILE EQUIPMENT

1. See list of mobile equipment consisting of the attached nine pages dated 97/05/06.

2.   Cars used by Derek W. Betts and Ronald W. Staple are leased by Repap
     Manitoba.

B.  COMPUTER-RELATED EQUIPMENT

     See attached list of computer equipment consisting of the attached one page.

C.  OPERATING AND FIXED ASSETS

1. See the computer generated list of lumber operating assets dated May 7, 1997 and the list of other operating assets dated April 30, 1997 each under document number 10.20 of the due diligence documents previously provided to the Buyer.

2. Airport hangar located at The Pas airport together with all related air monitoring equipment.

D.  LEASED EQUIPMENT

     See list of leased equipment consisting of the attached one page.

E.  NON-BUSINESS ASSETS

1.   Recovery Boiler -- written down value of $2,000,000 million located in:

     (a) Sweden with respect to pressure parts at annual storage costs of $197,000 US; and

     (b) the Philippines with respect to structural steel at annual storage costs of $102,000 US.

2. Chemical Preparation Equipment -- written down value of $2,300,000 million located in:

     (a)   Manitoba at the mill site with respect to most parts;

     (b) Thunder Bay with respect to stock towers at annual storage costs of $12,000 Cdn.; and

     (c) Montreal with respect to nine titanium pockets for the chlorine dioxide towers at annual storage costs of $46,700 Cdn.

     SCHEDULE 3.1(v) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                             CONSIGNMENT INVENTORY

1.   The memorandum dated July 8, 1997 consisting of the attached three pages.

     SCHEDULE 3.1(bb) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                                  TAX MATTERS

A.  EXCISE TAX ACT REGISTRATION

     Repap Manitoba Inc.'s registration number is 896107059RT.

     SCHEDULE 3.1(dd) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                           UNDEPRECIATED CAPITAL COST

1.   See the table consisting of the attached one page.

     SCHEDULE 3.1(gg) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                                   CONTRACTS

A.  MATERIAL CONTRACTS

1.   The SPADA.

2. Amended and Restated Forest Management Licence Agreement between Her Majesty the Queen, in Right of the Province of Manitoba, represented by the Minister of Natural Resources and Repap Manitoba dated as of May 4, 1989.

3. Reclamation Agreement between Her Majesty the Queen in Right of the Province of Manitoba and Manfor Ltd. dated May 4, 1989 as amended by letter dated November 29, 1990 from Manitoba Environment to Repap Manitoba.

4. Standing Purchase Order No. P9715 with Canadian Territorial Helicopters Inc. for helicopter support services for the period May 14, 1996 to December 31, 1998 dated June 6, 1996.

5. Purchase Order No. W111766 with Pineland Forest Nursery, Hadashville, MB for supply of seedling dated June 1, 1996 for the period from June 24, 1996 to June 1, 2000.

6. Kraft Paper Supply Contracts, copies of which will be provided to the Buyer prior to Closing and, the substantial terms of which were disclosed prior to the date for the close of bids.

7. Agreement between Future Forest Products Ltd. and Manitoba Forestry Resources Ltd. dated August 14, 1984 as amended by letter agreement dated March 14, 1986 and agreed to on March 21, 1986 for the sale of paper in Canada and the United States.

8. Agreement between George Harrison Ltd. and Repap Manitoba dated December 13, 1995 for the sale of paper in the United Kingdom and the Republic of Ireland.

B.  DEFICIENCIES

     See Part B of Schedule 3.1(g)

     SCHEDULE 3.1(hh) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                             ENVIRONMENTAL MATTERS

1. See the attached list consisting of five pages of environmental capital expenditures to comply and maintain compliance with Environmental Laws.

2. Repap Manitoba has applied for a Water Rights Licence from the Manitoba Department of Natural Resources regarding the diversion of water from the Saskatchewan River which is pending.

3. The Reclamation Agreement between Manfor Ltd. and The Province of Manitoba dated May 4, 1989 discloses potential deficiencies in compliance with applicable Environmental Laws and the obligations to bring the potential deficiencies into compliance with applicable Environmental Laws.

     SCHEDULE 3.1(ii) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD. AS OF THE 18TH DAY OF JULY, 1997.

                                    LICENCES

A.  ENVIRONMENTAL PERMITS

1. Licence No. 1278 issued July 12, 1989 for operation of sequencing batch reactor sewage treatment facility.

2. Licence No. 1339, issued January 26, 1990 for regulated discharge of effluent from kraft paper mill.

3. Licence No. 1684 55, Stage 5 Licence, issued December 20, 1996 for timber harvesting.

4. Waste Disposal Ground Operating Permit No. 5-057 Rev. 1, issued by Ministry of Environment on January 28, 1993 for operation of Class 2 waste disposal ground facility.

5.   Manitoba Environment -- Petroleum Storage tank, site code #12552.

6. Manitoba Environment -- hazardous waste generator registration number Gen 1000-337.

7.   Environment Canada -- PCB site #300-3966

B.  ELEVATOR PERMITS

8.   Permit No. F02095 for Power Group Elevator, Serial No. 012104.

9.   Permit No. F022094 for Pulp Group Elevator, Serial No. 012104.

C.  STEAM AND PRESSURE PLANTS ACT

10. Fifty-Four (54) equipment Certificates have issued with respect to boilers and pressure vessels located at the mill.

D.  NATURAL RESOURCES

11. Amended and Restated Forest Management Licence Agreement dated as of May 4, 1989 between the Province of Manitoba and Repap Manitoba.

12. Licence To Operate a Sawmill No. 1653 issued by the Director of Forestry, Manitoba Natural Resources on June 18, 1997.

13. Licence for Water Rights on the Saskatchewan River has been applied for by Repap Manitoba but has not yet issued.

E.  MISCELLANEOUS

14. Radiostope Licence No. 06-12338-98 issued by the Atomic Energy Control Board on August 13, 1996 for the possession, importation and use of radioactive prescribed substances.

15. Radio Station Licences issued by Industry Canada as follows:

2320403756  2320460052  2322873410  2322873412
2322873414  2322873416  2322873418  2320403748
2320460053  2320678172  2320784575  2320784577
2322560827  2322900730  2323050943  2323050945
2323231792  2323231794  2323231796  2323301062
2323302638  2323302640  2323846868  2322900777
2323033120  2323033129  2323050946  2323269075
2323306113  2323325354  2323385149

     SCHEDULE 3.1(jj) TO A SHARE PURCHASE AGREEMENT MADE BETWEEN REPAP ENTERPRISES INC. AND TOLKO INDUSTRIES LTD., AS OF THE 18TH DAY OF JULY, 1997.

                                   INSURANCE

A.  INSURANCE

1.   Coverage:         A Comprehensive All Risks
     Policy No.:       80-6-01087
     Insurer:          Canadian Industrial Risks Insurers
2.   Coverage:         Boilers and Machinery
     Policy No.:       MBM 0826425
     Insurer:          (MOAC) The Continental Insurance Company
3.   Coverage:         Composite policy
     Policy No.:       RMD 96-008
     Insurer:          American Home Assurance Company
4.   Coverage:         Excess Difference in Conditions
     Policy No.:       RMD 96-007
     Insurer:          Various subscribing insurers
5.   Coverage:         Crime Insurance
     Policy No.:       81218357
     Insurer:          Chubb Insurance Company of Canada
6.   Coverage:         Comprehensive General Liability
     Policy No.:       CGL 025871
     Insurer:          Cigna Insurance Company of Canada
7.   Coverage:         Automobile Insurance
     Policy No.:       AF 990343
     Insurer:          Zurich Insurance Company
8.   Coverage:         Umbrella Liability -- Primary
     Policy No.:       XBC 599664
     Insurer:          Cigna Insurance Company of Canada
9.   Coverage:         First Excess Liability
     Policy No.:       7907-83-08
     Insurer:          Chubb Insurance Company of Canada
10.  Coverage:         Second Excess Liability
     Policy No.:       CN0115988
     Insurer:          Royal Insurance Company
11.  Coverage:         Non-Owned Aircraft Liability
     Policy No.:       400AC5103
     Insurer:          Canadian Aviation Insurance Managers Ltd.
12.  Coverage:         Aviation General Liability
     Policy No.:       SGL-2-4375
     Insurer:          Canadian Aviation Insurance Managers Ltd.
13.  Coverage:         Directors & Officers Insurance and Company Reimbursement
     Policy No.:       4490668
     Insurer:          American Home Assurance Company
     Coverage:         First Excess -- Directors & Officers Insurance and Company
14.                    Reimbursement.
     Policy No.:       DO-016543
     Insurer:          Encon Insurance Managers Inc.
     Coverage:         Second Excess -- Directors & Officers Insurance and Company
15.                    Reimbursement.
     Policy No.:       350527
     Insurer:          London Guarantee Insurance Company

     Coverage:         Third Excess -- Directors & Officers Insurance and Company
16.                    Reimbursement.
     Policy No.:       4490669
     Insurer:          American Home Assurance Company
17.  Coverage:         Hull & Machinery including Protection & Indemnity
     Policy No.:       JP92/MP/431
     Insurer:          M.O.A.C. (The Continental Insurance Company of Canada)
     Coverage:         Primary Wharfingers/Safe Berth-Primary Charterers Legal
18.                    Liability
     Policy No.:       JP94/MP/445
     Insurer:          M.O.A.C. (The Continental Insurance Company of Canada)
19.  Coverage:         First Excess -- Multi-marine Liability
     Policy No.:       7820592
     Insurer:          Marine Underwriters Canada Limited/Boreal Insurance Inc.
20.  Coverage:         Second Excess -- Multi-marine Liability
     Policy No.:       MLI 109399
     Insurer:          M.O.A.C. (The Continental Insurance Company of Canada)
21.  Coverage:         Third Excess Multi-marine Liability
     Policy No.:       388FA8519
     Insurer:          St. Paul Fire & Marine Insurance
22.  Coverage:         Fourth Excess Multi-marine Liability
     Policy No.:       MLI 0110880
     Insurer:          M.O.A.C. (The Continental Insurance Co. of Canada)
23.  Coverage:         Fifth Excess Multi-marine Liability
     Policy No.:       MW1B71030132035
     Insurer:          Liberty Mutual Insurance Company
24.  Coverage:         Marine Cargo Insurance
     Policy No.:       LC9403965
     Insurer:          Institute Lloyd's Underwriters

---------------

    NOTE: All insurance policies name Repap Enterprises Inc. as the insured together with its subsidiaries and affiliates or similar language.

B.  CLAIMS

1. Repap Manitoba made a claim in respect of the power boiler which was settled for approximately $775,000.00.

2. Repap Manitoba made a claim in 1993 regarding the boiler feeder water contamination which has not yet been settled. The claim is for approximately $500,000.00 in physical damage and $350,000.00 for business interruption.

C.  INSURER RECOMMENDATIONS

     See attached report consisting of the attached 18 pages.